Performance Allocation Securities

UBS AG

June 8, 2010

PRODUCT SUPPLEMENT (To Prospectus dated January 13, 2009)

Product Supplement
Performance Allocation Securities

Linked to the Performance of the Best Performing of multiple Reference Portfolios each Comprised of Equities

UBS AG from time to time may offer and sell Performance Allocation Securities, which we refer to as “Securities”, linked to the performance of the best performing of multiple reference portfolios (each, a “reference portfolio”) each comprised of weighted allocations to (i) common stocks, including American depositary shares, and/or shares of an exchange traded fund (each, a “component equity”) and/or (ii) one or more weighted baskets (each, a “basket”) comprised of several component equities (each portfolio allocation to a single component equity or a basket, a “portfolio component”). This product supplement describes some of the general terms that may apply to the Securities and the general manner in which they may be offered. The specific terms of any Securities that we offer, including the component equities and/or the baskets comprising each of the reference portfolios to which the return on the Securities may be linked and the specific manner in which such Securities may be offered, will be described for each particular offering of the Securities in an applicable pricing supplement to this product supplement. If there is any inconsistency between the terms described in the applicable pricing supplement and those described in this product supplement or in the accompanying prospectus, the terms described in the applicable pricing supplement will be controlling. Except as otherwise described in the applicable pricing supplement, the general terms of the Securities are described in this product supplement and unless otherwise specified in the applicable pricing supplement include the following:

Issuer:	UBS AG
Booking Branch:	The booking branch of UBS AG will be specified in the applicable pricing supplement.
No Coupon:	Unless otherwise specified in the applicable pricing supplement, we will not pay you interest during the term of the Securities.
Principal Amount:	Each Security will have a principal amount of $10.00, unless otherwise specified in the applicable pricing supplement.
Issue Price:	The price per Security specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, the issue price for an offering of the Securities will include underwriting discounts and fees (collectively, the “upfront fee”). See “Plan of Distribution (Conflicts of Interest)” herein. Therefore, the issue price will exceed the principal amount of the Securities by an amount equal to the upfront fee specified in the applicable pricing supplement. You will receive less than your initial investment in the Securities at maturity unless the payment (if any) you receive on your Securities is sufficient to offset the upfront fee included in the issue price for the Securities.
Minimum Investment:	Unless otherwise specified in the applicable pricing supplement, the Securities will be offered at a minimum investment of 100 Securities.
Payment at Maturity:	At maturity, you will receive a cash payment per $10 principal amount of Securities you hold equal to your principal amount plus your principal amount multiplied by the portfolio return of the best performing reference portfolio, calculated as described below:
$10 + ($10 × Portfolio Return of Best Performing Reference Portfolio)
Accordingly, the Securities do not guarantee any return of principal at maturity. The Securities are fully exposed to any negative performance of the best performing reference portfolio. Specifically, you will lose 1% (or a fraction thereof) of your principal for each 1% (or a fraction thereof) that the portfolio return of the best performing reference portfolio is less than zero.
Best Performing Reference Portfolio:	The reference portfolio with the greatest portfolio return on the final valuation date specified in the applicable pricing supplement.
Portfolio Return:	For each reference portfolio, the sum of the component returns for each portfolio component multiplied by their respective component weightings applicable to such reference portfolio.
Component Weighting:	For each portfolio component comprising a given reference portfolio, the percentage specified in the applicable pricing supplement.
Component Return:	Ending Price – Starting Price Starting Price
Starting Price:	With respect to a component equity, the closing price of such component equity determined on the trade date specified in the applicable pricing supplement. With respect to a basket, 100. The starting price for a component equity may be adjusted in the case of certain corporate events as described under “General Terms of the Securities — Antidilution Adjustments”.
Ending Price:	With respect to a component equity, the closing price of such component equity determined on the final valuation date. With respect to a basket, the weighted performance of the component equities comprising such basket on the final valuation date.
See “General Terms of the Securities — Payment at Maturity” on page PS-25.
No Listing:	The Securities will not be listed or displayed on any securities exchange or any electronic communications network, unless otherwise specified in the applicable pricing supplement.
Calculation Agent:	UBS Securities LLC

The applicable pricing supplement will describe the specific terms of the Securities, including any changes to the terms specified in this product supplement.

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UBS Investment Bank	UBS Financial Services Inc.

Product supplement dated June 8, 2010

See “Risk Factors” beginning on page PS-14 of this product supplement for risks related to an investment in the Securities.

To help investors identify appropriate structured products, UBS organizes its structured products into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The Securities are classified by UBS as a Performance Strategy for this purpose. For a more detailed description of each of the four categories, please see “Structured Product Categorization” beginning on page PS-6.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The securities are not deposit liabilities of UBS AG and are not FDIC insured.

ADDITIONAL INFORMATION ABOUT THE
RETURN OPTIMIZATION SECURITIES

You should read this product supplement together with the prospectus dated January 13, 2009, titled “Debt Securities and Warrants”, relating to our Medium Term Notes, Series A, of which the Securities are a part, and any pricing supplement that we may file with the SEC from time to time. You may access these documents on the SEC Web site at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC Web site):

➢	Prospectus dated January 13, 2009:

http://www.sec.gov/Archives/edgar/data/1114446/000095012309000556/y73628b2e424b2.htm

Our Central Index Key, or CIK, on the SEC Web Site is 0001114446.

You should rely only on the information incorporated by reference or provided in this product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this product supplement is accurate as of any date other than the date on the front of the document.

Product Supplement

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Information	3
Incorporation of Information About UBS AG	4
Where You Can Find More Information	5
Presentation of Financial Information	6
Ratio of Earnings to Fixed Charges	6
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	7
Capitalization of UBS	7
UBS	8
Use of Proceeds	10
Description of Debt Securities We May Offer	11
Description of Warrants We May Offer	33
Legal Ownership and Book-Entry Issuance	49
Considerations Relating to Indexed Securities	54
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	57
U.S. Tax Considerations	60
Tax Considerations Under the Laws of Switzerland	71
Benefit Plan Investor Considerations	73
Plan of Distribution	75
Validity of the Securities	78
Experts	78

Product Supplement Summary

This product supplement describes terms that will apply generally to the Securities. On the trade date for each offering of the Securities, UBS AG will prepare a pricing supplement that, in addition to specifying the composition of each reference portfolio and any changes to the general terms specified below, will also include the specific pricing terms for that issuance. Any applicable pricing supplement should be read in conjunction with this product supplement and the accompanying prospectus.

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this product supplement, when we refer to the “Securities,” we mean Performance Allocation Securities. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated January 13, 2009, of UBS. References to the “applicable pricing supplement” mean the applicable pricing supplement that describes the specific terms of your Securities unless the context otherwise requires.

What Are the Performance Allocation Securities?

The Performance Allocation Securities (“Securities”) are medium-term, senior unsecured debt securities issued by UBS whose return is linked to the performance of the best performing of multiple reference portfolios (each, a “reference portfolio”) each comprised of weighted allocations to (i) underlying common stocks and/or shares of exchange traded funds (each, a “component equity”) and/or (ii) one or more weighted baskets (each, a “basket”) comprised of several component equities (each portfolio allocation to a single component equity or a basket, a “portfolio component”). As used in this product supplement, the term “common stock” includes non-U.S. equity securities issued through depositary arrangements such as American depositary shares (“ADS”). If an applicable component equity is an ADS, the term “foreign stock issuer” refers to the issuer of the shares underlying the ADS. We refer to the common stock represented by an ADS as “foreign stock”. The specific terms of any Securities that we offer, including the component equities and/or the baskets comprising each of the reference portfolios to which the return on the Securities may be linked and the specific manner in which such Securities may be offered, will be described for each particular offering of the Securities in an applicable pricing supplement to this product supplement.

Unless otherwise specified in the applicable pricing supplement, each Security will have a principal amount (the “principal amount”) of $10.00. The Securities will be offered to the public at the issue price specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, the issue price for an offering of the Securities will include underwriting discounts and fees (collectively, the “upfront fee”). Therefore, the issue price will exceed the principal amount of the Securities by an amount equal to the upfront fee specified in the applicable pricing supplement. You will receive less than your initial investment in the Securities at maturity unless the payment (if any) you receive on your Securities is sufficient to offset the upfront fee included in the issue price for the Securities.

The Securities do not pay interest and do not guarantee any return of principal at maturity. The return on the Securities at maturity is linked to the performance of the best performing of multiple reference portfolios and will depend on whether, and the extent to which, the portfolio return of the best performing reference portfolio is positive or negative. The “best performing reference portfolio” refers to the reference portfolio with the greatest portfolio return on the final valuation date. The portfolio return for a given reference portfolio will be calculated based on the weighted performance of the portfolio components for such reference portfolio on the final valuation date, as described below.

Unless otherwise specified in the applicable pricing supplement, at maturity you will receive a cash payment per $10 principal amount of each Security you hold equal to your principal amount plus your principal amount multiplied by the portfolio return of the best performing reference portfolio, calculated as follows:

$10 + ($10 × Portfolio Return of Best Performing Reference Portfolio)

Accordingly, the Securities do not guarantee any return of principal at maturity. The Securities are fully exposed to any negative performance of the best performing reference portfolio. Specifically, you will lose 1% (or a fraction thereof) of your principal for each 1% (or a fraction thereof) that the portfolio return of the best performing reference portfolio is less than zero.

For each reference portfolio, the “portfolio return” is the sum of the component returns for each portfolio component multiplied by their respective component weightings applicable to such reference portfolio.

For each portfolio component in the given reference portfolio, the “component weighting” is the percentage specified in the applicable pricing supplement.

For each portfolio component in the given reference portfolio, the “component return” is the difference between the starting price and ending price of such portfolio component, expressed as a percentage of the starting price, and calculated as follows:

Component Return =
Ending Price – Starting Price

Starting Price

where:

The “starting price” is (i) with respect to a component equity, the closing price of such component equity on the trade date (as may be adjusted in the case of certain adjustment events as described under “— Antidilution Adjustments”), and (ii) with respect to a basket, 100; and the “ending price” is (i) with respect to a component equity, the closing price of such component equity determined on the final valuation date, and (ii) with respect to a basket, the weighted performance of the component equities comprising such basket on the final valuation date.

Furthermore, in the case of reference portfolio comprised of one or more baskets, in the applicable pricing supplement (i) the term “allocation return” will refer to, with respect to a portfolio component, the difference between the starting price and ending price of such portfolio component, expressed as a percentage of the starting price and (ii) the term “component return” may be used to refer to, with respect to a component equity comprising a basket, the difference between the starting price and ending price of such component equity, expressed as a percentage of the starting price.

The trade date and the final valuation date will be specified in the applicable pricing supplement.

The starting price of a component equity may be adjusted in the case of certain corporate events described below under “General Terms of the Securities — Antidilution Adjustments”.

We may issue separate offerings of the Securities that are identical in all respects, except that each offering may be linked to the performance of the best performing of a different set of reference portfolios and will be subject to the particular terms of the respective Securities set forth in the applicable pricing supplement. Each offering of the Securities is a separate and distinct security and you may invest in one or more offerings of the Securities as set forth in the applicable pricing supplement. The performance of each offering of the Securities will depend solely upon the performance of the best performing reference portfolio to which such offering is linked and will not depend on the performance of any other offering of the Securities.

The Securities Are Part of a Series

The Securities are part of a series of debt securities entitled “Medium Term Notes, Series A” that we may issue under our indenture, which is described in the accompanying prospectus, from time to time. This product supplement summarizes general financial and other terms that apply to the Securities. Terms that apply generally to all Medium Term Notes, Series A are described in “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described here (i.e., in this product supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Specific Terms Will Be Described in Applicable Pricing Supplements

The specific terms of your Securities will be described in the applicable pricing supplement accompanying this product supplement. The terms described there modify or supplement those described here and in the accompanying prospectus. If the terms described in the applicable pricing supplement are inconsistent with those described here or in the accompanying prospectus, the terms described in the applicable pricing supplement are controlling.

Any applicable pricing supplement should be read in connection with this product supplement and the accompanying prospectus.

Selected Purchase Considerations

Subject to the specific terms of your Securities as described in the applicable pricing supplement, an investment in the Securities may offer the following features:

➢	Allocation to the Best Performing Portfolio: The return on the Securities is linked to the performance of the best performing of multiple reference portfolios and is not subject to a predetermined maximum gain.
➢	No Principal Protection: The Securities are not principal protected, and will also be subject to the upfront fee. If the return of the best performing reference portfolio is negative, at maturity the principal amount of your Securities will be reduced by such negative return. If the return of the best performing reference portfolio is positive, but the increase in the value of the best performing reference portfolio is insufficient to offset the effect of the upfront fee, you will have a loss on your investment in the Securities. You could lose some or all of your investment.
➢	Diversification — The Securities may provide diversification within the equity portion of your portfolio through exposure to reference portfolios comprised of several portfolio components and, in the case of a reference portfolio comprised of one or more baskets, several component equities per basket.
➢	Minimum Investment — Your minimum investment is 100 Securities at a principal amount of $10.00 per Security, unless otherwise specified in the applicable pricing supplement. Purchases in excess of the minimum amount may be made in integrals of one Security. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Securities.

What Are Some of the Risks of the Securities?

An investment in any Securities involves significant risks. Some of the risks that apply generally to the Securities are summarized here, but we urge you to read the more detailed explanation of risks relating to the Securities in the “Risk Factors” section of this product supplement and the applicable pricing supplement.

➢	You may lose some or all of your investment — You may lose some or all of your initial investment. The Securities do not guarantee any return of principal, and will also be subject to the upfront fee. The return on the Securities at maturity is linked to the performance of the best performing of multiple reference portfolios and will depend on whether, and the extent to which, the portfolio return of the best performing reference portfolio is positive or negative. If the portfolio return of the best performing reference portfolio is negative, at maturity you will receive the principal amount of your Securities reduced by that negative portfolio return and may receive nothing. In addition, the Securities are also subject to an upfront fee. If the return of the best performing reference portfolio is positive, but the increase in the value of the best performing reference portfolio is insufficient to offset the effect of the upfront fee, you will have a loss on your investment in the Securities.
➢	Credit of UBS — The Securities are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities.
➢	The upfront fee will have a negative effect on the return potential of the Securities — The issue price of each Security exceeds the principal amount per Security by the amount of the upfront fee. Because the payment at maturity will be calculated on the basis of the principal amount and not the issue price, the upfront fee represents an immediate cost to you and will not grow along with any appreciation of the best performing reference portfolio. Therefore, if the return of the best performing reference portfolio is positive, but the increase in the value of the best performing reference portfolio is insufficient to offset the effect of the upfront fee, you will have a loss on your investment in the Securities.
➢	No interest or dividend payments — As a holder of the Securities, you will not receive interest payments, and you will not have rights to receive dividends or other distributions or other rights that holders of any component equities would have.
➢	There may be little or no secondary market for the Securities — The Securities will not be listed or displayed on any securities exchange or any electronic communications network, unless otherwise specified in the applicable pricing supplement. There can be no assurance that a secondary market for the Securities will develop. UBS Securities LLC and other affiliates of UBS currently intend to make a market in the Securities, although they are not required to do so and may stop making a market at any time. If you are able to sell your Securities prior to maturity, you may have to sell them at a substantial loss.
➢	Market risk — The value of the component equities and/or baskets comprising each reference portfolio can rise or fall sharply due to factors specific to each component equity and the issuer of any component equity or, if an exchange traded fund is serving as a component equity (an “ETF”), the securities, futures contracts, commodities or other assets constituting the assets of such ETF (“underlying assets”), such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and levels, interest rates and economic and political conditions.
➢	The performances of the portfolio components may offset each other — The Securities are linked to the performance of the best performing of multiple reference portfolios each comprised of allocations to single component equities and/or weighted baskets of component equities. For each reference portfolio, where the ending price of one or more of the relevant portfolio components increases relative to the corresponding starting price, the ending price of one or more of the other portfolio components may not increase by the same amount or may even decline. Therefore, in calculating the portfolio return, the positive performance of one or more of the portfolio components may be moderated or offset by the more moderate performance or negative performance of one or more of the other portfolio components. This effect is further amplified by the differing weights of the portfolio components. More heavily weighted portfolio components will have a larger impact on the portfolio return than portfolio components with lesser weightings. If a reference portfolio is comprised of one or more basket, the component equities within each basket may also have the same offsetting characteristics as described above.
➢	Owning the Securities is not the same as owning the component equities — The return on your Securities may not reflect the return you would realize if you actually owned the component equities. For instance, you will not receive or be entitled to receive any dividend payments or other distributions during the term of the Securities, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on your Securities. In addition, as an owner of the Securities, you will not have voting rights or any other rights that holders of the component equities may have.
➢	Price prior to maturity — The market price of the Securities will be influenced by many unpredictable and interrelated factors, including the price of the component equities; the volatility of such component equities; the dividend rate paid on component equities; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political and regulatory or judicial events; and the creditworthiness of UBS.
➢	Impact of fees on secondary market prices — Generally, the price of the Securities in the secondary market is likely to be lower than the initial public offering price since the issue price included, and the secondary market prices are likely to exclude, the upfront fee, hedging costs or other compensation paid with respect to the Securities.
➢	Potential UBS impact on price — Trading or transactions by UBS or its affiliates in the component equities and/or over-the-counter options, futures or other instruments with returns linked to the performance of the component equities may adversely affect the performance of the reference portfolios and, therefore, the market value of the Securities.
➢	Potential conflict of interest — UBS and its affiliates may engage in business with the issuers of the component equities or the underlying assets of an ETF, which may present a conflict between the obligations of UBS and you, as a holder of the Securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS.
➢	Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding any offering of the Securities. Any such research, opinions or recommendations could affect the performance of the portfolio components, and therefore the market value of the Securities.
➢	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your own tax situation.
➢	Antidilution protection is limited — For certain corporate events affecting a component equity, the calculation agent may make adjustments to the starting price of such component equity. However, the calculation agent will not make such adjustments in response to all events that could affect a component equity. If an event occurs that does not require the calculation agent to make such adjustments, the value of the Securities may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in this product supplement or the applicable pricing supplement as necessary to achieve an equitable result.

Subject to the specific terms of your Securities, as specified in the applicable pricing supplement, the Securities generally may be a suitable investment for you if:

➢	You seek an investment whose return may be linked to any of the reference portfolios specified in the applicable pricing supplement.
➢	You are willing to invest in Securities that do not guarantee the return of any principal at maturity (meaning you may lose some or all of your principal).
➢	You are willing to expose your principal to the full downside performance of the best performing reference portfolio and are therefore willing to lose some or all of your principal.
➢	You believe that the value of the best performing reference portfolio will increase sufficiently over the term of the Securities to offset the effect of the upfront fee.
➢	You are willing to forego dividends or other distributions paid on any component equities.
➢	You do not seek current income from your investment.
➢	You are willing to hold the Securities to maturity and are not seeking an investment for which there is an active secondary market.

➢	You are comfortable with the creditworthiness of UBS, as Issuer of the Securities.

Subject to the specific terms of your Securities, as specified in the applicable pricing supplement, the Securities generally may not be a suitable investment for you if:

➢	You do not seek an investment whose return may be linked to any of the reference portfolios specified in the applicable pricing supplement.
➢	You do not believe that any of the reference portfolios specified in the applicable pricing supplement will appreciate over the term of the Securities.
➢	You seek an investment that provides some level of principal protection at maturity.
➢	You are not willing to expose your principal to the full downside performance of the best performing reference portfolio.
➢	You believe that the value of the best performing reference portfolio will decrease over the term of the Securities or will not increase sufficiently to offset the effect of the upfront fee.
➢	You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.
➢	You prefer to receive the dividends or other distributions paid on any component equities.
➢	You seek current income from your investment.
➢	You are unable or unwilling to hold the Securities to maturity.
➢	You seek an investment for which there will be an active secondary market.
➢	You are unable or unwilling to assume the credit risk associated with UBS, as Issuer of the Securities.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting, and other advisers have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Risk Factors” on page PS-14 of this product supplement.

Structured Product Categorization

To help investors identify appropriate structured products, UBS organizes its structured products, including the securities offered hereby, into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The description below is intended to describe generally the four categories of structured products and the types of protection that may be offered on those products. This description should not be relied upon as a description of any particular structured product.

➢	Protection Strategies are structured to provide investors with a high degree of principal protection at maturity, periodic coupons or a return at maturity with the potential to outperform traditional fixed income instruments. These structured products are designed for investors with low to moderate risk tolerances.
➢	Optimization Strategies are structured to optimize returns or yield within a specified range. These structured products are designed for investors with moderate to high risk tolerances. Optimization Strategies may be structured to provide no principal protection, partial protection or contingent protection.
➢	Performance Strategies are structured to be strategic alternatives to index funds or exchange traded funds or to allow efficient access to new markets. These structured products are designed for investors with moderate to high risk tolerances. Performance Strategies may be structured to provide no principal protection, partial protection or contingent protection.

➢	Leverage Strategies are structured to provide leveraged exposure to the performance of an underlying asset. These structured products are designed for investors with high risk tolerances.

“Partial protection”, if applicable, provides principal protection against a decline in the price or level of the underlying asset down to a specified threshold; investors will lose 1% of principal for every 1% decline in the price or level of the underlying asset below the specified threshold.

“Contingent protection”, if applicable, provides principal protection at maturity as long as the price or level of the underlying asset does not trade below a specified threshold; if the price or level of the asset declines below the specified threshold, all principal protection is lost and the investor will have full downside exposure to the price or level of the underlying asset. In order to benefit from any type of principal protection, investors must hold the security to maturity.

Classification of structured products into categories is not intended to guarantee particular results or performance.

What Are the Tax Consequences of the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” on page PS-43 and discuss the tax consequences of your particular situation with your tax advisor.

Pursuant to the terms of the Securities, UBS and you agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize your Securities as a pre-paid derivative contract with respect to the best performing reference portfolio. If your Securities are so treated, subject to the discussion below with respect to “constructive ownership” and passive foreign investment companies (“PFICs”), you should generally not accrue any income with respect to the reference portfolios and you should generally recognize capital gain or loss upon the sale or maturity of your Securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Securities. Such gain or loss should generally be long term capital gain or loss if you have held your Securities for more than one year.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes in the manner described under “Supplemental U.S. Tax Considerations — Alternative Treatments” on page PS-45.

A “constructive ownership transaction” includes certain contracts under which an investor will receive payment equal to or credit for the future value of any equity interest in a regulated investment company (such as the shares of an ETF) a PFIC or other pass thru entity. Under the “constructive ownership transaction” rules, if an investment in securities is treated as a “constructive ownership transaction,” any long-term capital gain recognized by a U.S. holder (as defined under “Supplemental U.S. Tax Consideration” on page PS-43) in respect of a security will be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”)) of the U.S. holder (the “Excess Gain”). In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the sale, exchange or maturity of the security (assuming such income accrued such that the amount in each successor year is equal to the income of the prior year increased at a constant rate equal to the applicable federal rate as of the date of sale, exchange or maturity of the security).

Although not entirely clear, it is possible that the purchase and ownership of the Securities could be treated as a “constructive ownership transaction” which would be subject to the constructive ownership rules of Section 1260 of the Internal Revenue Code. If your Securities were subject to the constructive ownership rules, then any Excess Gain as described above would be recharacterized as ordinary income

(and subject to an interest charge). Because the Securities will only reflect the appreciation in the value of the equity components of the best performing reference portfolio themselves and will not participate economically in any short-term capital gains or ordinary income that would be recognized by holders of interests in such equity components, it is likely that the Excess Gain amount will be equal to zero, and that the application of the constructive ownership rules accordingly are not likely to have any adverse effects to you. Because the application of the constructive ownership rules is unclear, however, you are strongly urged to consult your tax adviser with respect to the possible application of the constructive ownership rules to your investment in the Securities.

We will not attempt to ascertain whether the issuer of any component equity included in a reference portfolio would be treated as a PFIC within the meaning of Section 1297 of the Code. In the event that the issuer of any component equity included in a reference portfolio were treated as a PFIC, certain adverse U.S. federal income tax consequences might apply. You should consult your tax advisor regarding the possible consequences to you in the event that one or more issuers of stock included in a reference portfolio is or become a passive foreign investment company.

The Internal Revenue Service has released a notice that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” described above should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” on page PS-43 unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Moreover, in 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

What Are the Steps to Calculate Payment at Maturity?

Set forth below is an explanation of the steps necessary to calculate the payment at maturity on the Securities, followed by examples for three hypothetical Securities, each based on the performance of three reference portfolios.

Step 1: Determine the Best Performing Reference Portfolio

Calculate the Component Return for each Portfolio Component that is a Component Equity

Where the component return for a portfolio component is based on the performance of a single component equity, the component return is the difference between the starting price and ending price of the component equity and is expressed as a percentage of the starting price. The component return may be positive or negative and is calculated as follows:

Component Return =
Ending Price – Starting Price

Starting Price

The “starting price” is the closing price of the applicable component equity on the trade date.

The “ending price” is the closing price of the applicable component equity on the final valuation date.

Calculate the Component Return for each Portfolio Component that is a Basket

Where the component return for a portfolio component is based on the performance of a basket, the component return is the weighted performance of the component equities comprising such basket on the final valuation date. The component return may be positive or negative and is calculated as follows:

Component Return =
Ending Price – Starting Price

Starting Price

The “starting price” is 100, unless otherwise specified in the applicable pricing supplement.

The “ending price” will be calculated on the final valuation date as follows:

100×(1+(WCE1 × BERCE1)+(WCE2 × BERCE2)+(WCE3 × BERCE3))

where

“W” is the respective weighting of each component equity (i.e., CE1, CE2 and CE3) in the basket, expressed as a percentage, and

“BER” is the respective equity return for each component equity (i.e., CE1, CE2 and CE3) in the basket calculated in the same manner described above under “Calculate the Component Return for each Portfolio Component that is a Component Equity”.

Calculate the Portfolio Return of each Reference Portfolio

For each reference portfolio, the portfolio return is the sum of the component returns for each portfolio component multiplied by their respective component weightings applicable to such reference portfolio, calculated as follows:

Portfolio Return = (WC1 × CRC1) + (WC2 × CRC2) + (WC3 × CRC3)

where

“W” is the respective component weighting of each portfolio component (i.e., C1, C2 and C3) in the reference portfolio, expressed as a percentage, and

“CR” is the respective component return for each portfolio component (i.e., C1, C2 and C3) calculated in the manner described above.

The following example illustrates the calculation of the portfolio return for each reference portfolio in respect of a hypothetical offering of the Securities assuming the following:

	Component Weighting	Component Return
Reference Portfolio 1
Portfolio Component A	70%	-15%
Portfolio Component B	20%	30%
Portfolio Component C	10%	10%
Reference Portfolio 2
Portfolio Component A	10%	-15%
Portfolio Component B	70%	30%
Portfolio Component C	20%	10%
Reference Portfolio 3
Portfolio Component A	20%	-15%
Portfolio Component B	10%	30%
Portfolio Component C	70%	10%

Given the above assumptions, the portfolio return for each reference portfolio would be calculated as follows:

➢	Reference Portfolio 1:

(WCA × CRCA) + ( WCB × CRCB) + ( WCC × CRCC) = (70% × -15%) + (20% × 30%) + (10% × 10%)

= -10.5% + 6.0% + 1.0%

= -3.5%

The portfolio return for Reference Portfolio 1 is -3.5%

➢	Reference Portfolio 2:

(WCA × CRCA) + ( WCB × CRCB) + ( WCC × CRCC) = (10% × -15%) + (70% × 30%) + (20% × 10%)

= -1.5% + 21.0% + 2.0%

= 21.5%

The portfolio return for Reference Portfolio 2 is 21.5%.

➢	Reference Portfolio 3:

(WCA × CRCA) + ( WCB × CRCB) + ( WCC × CRCC) = (20% × -15%) + (10% × 30%) + (70% × 10%)

= -3.0% + 3.0% + 7.0%

= 7.0%

The portfolio return for Reference Portfolio 3 is 7.0%

Because Reference Portfolio 2 has the greatest portfolio return, Reference Portfolio 2 is the best performing reference portfolio. Therefore, a portfolio return of 21.5% would be used to calculate the payment at maturity.

Step 2: Calculate the Cash Payment at Maturity

At maturity, you will receive a cash payment per $10.00 principal amount of Securities you hold equal to your principal amount plus your principal amount multiplied by the portfolio return of the best performing reference portfolio, calculated as described below:

$10.00 + ($10.00 × Portfolio Return of Best Performing Reference Portfolio)

Accordingly, the Securities do not guarantee any return of principal at maturity. The Securities are fully exposed to any negative performance of the best performing reference portfolio. Specifically, you will lose 1% (or a fraction thereof) of your principal for each 1% (or a fraction thereof) that the portfolio return of the best performing reference portfolio is less than zero.

Example 1 — The Portfolio Return of Best Performing Reference Portfolio is 20%

The following example illustrates the calculation of the payment at maturity for hypothetical Securities based on the following assumptions:

Issue Price: $10.30, representing the principal amount of $10.00 per Security plus an upfront fee of $0.30 per Security.

Reference Portfolios	Portfolio Return
Reference Portfolio 1	20%
Reference Portfolio 2	15%
Reference Portfolio 3	0%

Because the portfolio return of the best performing reference portfolio (Reference Portfolio 1) is 20%, the payment at maturity would be $12.00 per $10.00 principal amount Security.

$10.00 + ($10.00 × Portfolio Return of Best Performing Reference Portfolio)

$10.00 + ($10.00 × 20%) = $12.00 per Security

In this example, after accounting for the upfront fee of $0.30 per Security, the total return on the Securities is 16.50%.

Example 2 — The Portfolio Return of Best Performing Reference Portfolio is 3%

%

The following example illustrates the calculation of the payment at maturity for hypothetical Securities based on the following assumptions:

Issue Price: $10.30, representing the principal amount of $10.00 per Security plus an upfront fee of $0.30 per Security.

Reference Portfolios	Portfolio Return
Reference Portfolio 1	1%
Reference Portfolio 2	-2%
Reference Portfolio 3	3%

Because the portfolio return of the best performing reference portfolio (Reference Portfolio 3) is 3%, the payment at maturity would be $10.30 per $10.00 principal amount Security.

$10.00 + ($10.00 × Portfolio Return of Best Performing Reference Portfolio)

$10.00 + ($10.00 × 3%) = $10.30 per Security

In this example, after accounting for the upfront fee of $0.30 per Security, the total return on the Securities is 0%.

Example 3 — The Portfolio Return of Best Performing Reference Portfolio is -30%

The following example illustrates the calculation of the payment at maturity for hypothetical Securities based on the following assumptions:

Issue Price: $10.30, representing the principal amount of $10.00 per Security plus an upfront fee of $0.30 per Security.

Reference Portfolios	Portfolio Return
Reference Portfolio 1	-45%
Reference Portfolio 2	-30%
Reference Portfolio 3	-50%

Because the portfolio return of the best performing reference portfolio (Reference Portfolio 2) is -30%, the payment at maturity would be $7.00 per $10.00 principal amount Security.

$10.00 + ($10.00 × Portfolio Return of Best Performing Reference Portfolio)

$10.00 + ($10.00 × -30%) = $7.00 per Security

In this example, after accounting for the upfront fee of $0.30 per Security, the total return on the Securities is -32.04%.

Accordingly, if the portfolio return of the best performing reference portfolio is negative or not sufficiently positive to offset the effect of the upfront fee, you will lose some or all of your initial investment in the Securities.

Hypothetical Payment Amounts on Your Securities

The applicable pricing supplement may include hypothetical calculations and tables or charts showing hypothetical examples of the performance of your Securities at maturity and the cash payment amounts that could be delivered for each of your Securities on the stated maturity date based on a range of hypothetical performances of the reference portfolios and on various key assumptions shown in the applicable pricing supplement.

Any table, chart or calculation showing hypothetical payment amounts will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical performances of the reference portfolios on the final valuation date could have on your payment at maturity, as calculated in the manner described in the applicable pricing supplement. Such hypothetical table, chart or calculation will be based on portfolio returns that may not be achieved on the final valuation date and on assumptions regarding terms of the Securities that will not be set until the trade date.

As calculated in the applicable pricing supplement, the hypothetical payment amounts on your Securities on the stated maturity date may bear little or no relationship to the actual market value of your Securities on that date or at any other time, including any time you might wish to sell your Securities. In addition, you should not view the hypothetical payment amounts as an indication of the possible financial return on an investment in your Securities, since the financial return will be affected by various factors, including taxes, which the hypothetical information does not take into account. Moreover, whatever the financial return on your Securities might be, it may bear little relation to — and may be much less than — the financial return that you might achieve were you to invest directly in the component equities. The following factors, among others, may cause the financial return on your Securities to differ from the financial return you would receive by investing directly in the component equities:

➢	in the case of direct investment in the component equities, the return could include substantial dividend payments or other distributions, which you will not receive as an investor in the Securities;
➢	an investment in the component equities is likely to have tax consequences that are different from an investment in the Securities; and
➢	an investment in the component equities will not be subject to the upfront fee and, to the extent there are commissions or other fees in relation to a direct investment in such component equities, such commissions or other fees may be lower than the upfront fee.

We describe various risk factors that may affect the market value of the Securities, and the unpredictable nature of that market value, under “Risk Factors” beginning on page PS-14 of this product supplement.

We cannot predict the performance of the component equities or, therefore, whether the value of any reference portfolio for any particular offering of the Securities will increase or decline over the term of the Securities. Moreover, the assumptions we make in connection with any hypothetical information in the applicable pricing supplement may not reflect actual events. Consequently, that information may give little or no indication of the payment amount that will be delivered in respect of your Securities on the stated maturity date, nor should it be viewed as an indication of the financial return on your Securities or of how that return might compare to the financial return if you were to invest directly in the component equities.

Risk Factors

The return on the Securities at maturity is linked to the performance of the best performing of multiple reference portfolios and will depend on whether, and the extent to which, the portfolio return of the best performing reference portfolio is positive or negative. Investing in the Securities is not equivalent to a direct investment in the component equities comprising the reference portfolios. This section describes the most significant risks relating to the Securities. We urge you to read the following information about these risks, together with the other information in this product supplement, the accompanying prospectus and the applicable pricing supplement, before investing in the Securities.

RISKS RELATED TO GENERAL CREDIT AND RETURN CHARACTERISTICS

The Securities are fully exposed to any decline in the value of the best performing reference portfolio, and you may lose some of all of your investment. Even if the best performing reference portfolio appreciates in value, you may lose some of your investment.

The terms of the Securities differ from ordinary debt securities in that we will not pay you 100% of the principal amount of your Securities at maturity if the portfolio return of the best performing reference portfolio is negative. If the portfolio return of the best performing reference portfolio is negative, at maturity you will receive the principal amount of your Securities reduced by that negative portfolio return and may receive nothing. Specifically, you will lose 1% (or a fraction thereof) of your principal for each 1% (or a fraction thereof) that the portfolio return of the best performing reference portfolio is less than zero. In addition, the Securities are also subject to an upfront fee. If the return of the best performing reference portfolio is positive, but the increase in the value of the best performing reference portfolio is insufficient to offset the effect of the upfront fee, you will have a loss on your investment in the Securities. You may lose some or all of your initial investment.

The Securities do not guarantee any return of principal at maturity. You may lose some or all of your initial investment in the Securities if the portfolio return of the best performing reference portfolio is negative, or not sufficiently positive to offset the effect of the upfront fee.

You will not receive interest payments on the Securities or dividend payments on any component equities.

You will not receive any periodic interest payments on the Securities, and you will not have rights to receive dividends or other distributions or other rights that holders of the component equities would have.

Any payment on the Securities is subject to the creditworthiness of UBS.

Any payment on the Securities is subject to the creditworthiness of the issuer, UBS. The Securities are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default in its obligations, you may not receive any amounts owed to you under the terms of the Securities.

The upfront fee will have a negative effect on the return potential of the Securities.

The issue price of each Security exceeds the principal amount per Security by the amount of the upfront fee. Because the payment at maturity will be calculated on the basis of the principal amount and not the issue price, the upfront fee represents an immediate cost to you and will not grow along with any appreciation of the best performing reference portfolio. Therefore, if the return of the best performing reference portfolio is positive, but the increase in the value of the best performing reference portfolio is insufficient to offset the effect of the upfront fee, you will have a loss on your investment in the Securities.

Risk Factors

Owning the Securities is not the same as owning the component equities.

The return on your Securities will not reflect the return you would realize if you actually owned the component equities and held such investment for a similar period because, among other factors:

➢	you will not receive any dividend payments or other distributions on the component equities;
➢	you will not have voting rights or any other rights that holders of the component equities may have; and
➢	an investment in the component equities is likely to have tax consequences that are different from an investment in the Securities.
➢	an investment in the component equities will not be subject to the upfront fee and, to the extent there are commissions or other fees in relation to a direct investment in such component equities, such commissions or other fees may be lower then the upfront fee.

Even if the value of any reference portfolio appreciates during the term of the Securities, the market value of the Securities may not increase by the same amount. It is also possible for the value of one or more reference portfolios to increase while the market value of the Securities declines.

The performances of the porfolio components may offset each other.

The Securities are linked to the performance of the best performing of multiple reference portfolios each comprised of allocations to single component equities and/or weighted baskets of component equities. For each reference portfolio, where the ending price of one or more of the relevant portfolio components increases relative to the corresponding starting price, the ending price of one or more of the other portfolio components may not increase by the same amount or may even decline. Therefore, in calculating the portfolio return, the positive performance of one or more of the portfolio components may be moderated or offset by the more moderate performance or negative performance of one or more of the other portfolio components. This effect is further amplified by the differing weights of the portfolio components. More heavily weighted portfolio components will have a larger impact on the portfolio return than portfolio components with lesser weightings. If a reference portfolio is comprised of one or more basket, the component equities within each basket may also have the same offsetting characteristics as described above.

The formula for calculating the payment at maturity of the Securities does not take into account all developments in the reference portfolios during the term of the Securities.

Changes in the value of the reference portfolio during the term of the Securities before the final valuation date may not be reflected in the determination of the best performing reference portfolio and the calculation of the amount payable at maturity of the Securities. The calculation agent will determine the best performing reference portfolio and calculate the payment at maturity on the final valuation date. The value of each reference portfolio prior to such final valuation date will not be taken into account. As a result, you may lose some or all of your principal even if the value of one or more reference portfolios has risen at certain times during the term of the Securities before declining in value and causing the respective portfolio returns to be negative on the final valuation date.

RISKS RELATED TO LIQUIDITY AND SECONDARY MARKET ISSUES

There may not be an active trading market for the Securities — Sales in the secondary market may result in significant losses.

You should be willing to hold your Securities to maturity. There may be little or no secondary market for the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network, unless otherwise specified in the applicable pricing supplement. UBS Securities

Risk Factors

LLC and other affiliates of UBS may make a market in the Securities, although they are not required to do so and may stop any market-making activities at any time. Even if a secondary market in your Securities develops, it may not provide significant liquidity or trade at prices advantageous to you.

If you are able to sell your Securities before maturity, you may have to do so at a substantial discount from the issue price and, as a result, you may suffer substantial losses.

The inclusion of commissions and compensation in the original issue price of the Securities is likely to adversely affect secondary market prices of the Securities.

Assuming no change in market conditions or any other applicable factors, the price at which UBS Securities LLC or its affiliates are willing to purchase your Securities in secondary market transactions will likely be lower than the initial public offering price of your Securities, since the initial public offering price is likely to include, and secondary market prices are likely to exclude, the upfront fee, hedging costs or other compensation paid with respect to your Securities. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

The market value of the Securities may be influenced by unpredictable factors.

The market value of your Securities may fluctuate between the date you purchase them and the final valuation date, when the calculation agent will determine your payment at maturity. Several factors, many of which are beyond our control and interrelate in complex ways, will influence the market value of the Securities. Generally, we expect that the performance of the reference portfolios and the value of the portfolio components on any day will affect the market value of the Securities more than any other single factor. Other factors that may influence the market value of the Securities include:

➢	the volatility of the portfolio components (i.e., the frequency and magnitude of changes in the price of the component equities);
➢	the dividend rate paid on the component equities (while not paid to holders of the Securities, dividend payments on the component equities may influence the market price of the component equities and therefore, the value of the Securities);
➢	supply and demand for the Securities, including inventory positions with UBS Securities LLC or any other market-maker;
➢	interest rates in the market;
➢	the time remaining to the maturity of the Securities;
➢	if any component equity is an ADS, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which the foreign stock is traded;
➢	if any component equity is an ETF that invests in securities that are traded in non-U.S. markets, or if any component equity is substituted or replaced by a security that is quoted and traded in a foreign currency, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which such securities are traded;
➢	if any component equity is an ETF, the fact that the ETF is subject to management risk, which is the risk that the investment strategy employed by a fund’s investment advisor may not produce the intended results;
➢	the creditworthiness of UBS; and
➢	geopolitical, economic, financial, political, regulatory or judicial events that affect the value of the portfolio components.

Risk Factors

These factors interrelate in complex ways that are unpredictable, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor.

RISKS RELATED TO GENERAL CHARACTERISTICS OF THE COMPONENT EQUITIES

The respective issuer of any component equity — and thus the component equity — is subject to various market risks.

The respective issuer of any component equity or, if any component equity is an ETF, each company whose securities constitute the assets of the ETF (each, an “component equity issuer”) is subject to various market risks. Consequently, the price of any component equity may fluctuate depending on the respective markets in which the respective component equity issuer operates. Market forces outside of our control could cause the price of any component equities to decline over the term of the Securities. The price of each component equity can rise or fall sharply due to factors specific to that component equity and the corresponding component equity issuer, such as equity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions, and other events, and by general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. The applicable pricing supplement will provide a brief description of the applicable component equities and the respective issuer of each applicable component equity that comprise the reference portfolios to which the Securities we offer are linked.

UBS and its affiliates have no affiliation with any component equity issuers and are not responsible for their public disclosure of information, whether contained in SEC filings or otherwise.

Unless otherwise specified in the applicable pricing supplement, we and our affiliates are not affiliated with any respective component equity issuer in any way and have no ability to control or predict their actions, including any corporate actions of the type that would require the calculation agent to adjust the payment to you at maturity, and have no ability to control the public disclosure of these corporate actions or any events or circumstances affecting a component equity issuer. The component equity issuers are not involved in the offering of the Securities in any way and have no obligation to consider your interests as owner of the Securities in taking any corporate actions that might affect the market value of your Securities or your payment at maturity. A component equity issuer may take actions that will adversely affect the market value of the Securities.

The Securities are unsecured debt obligations of UBS only and are not obligations of any component equity issuer. None of the money you pay for the Securities will go to any component equity issuer.

Unless otherwise specified in the applicable pricing supplement, we have derived the information about the respective component equity issuer(s) and the component equities from publicly available information, without independent verification. Neither we nor any of our affiliates assume any responsibility for the adequacy or accuracy of the information about the respective component equity issuer(s) or the component equities. You, as an investor in the Securities, should make your own investigation into the respective component equity issuer(s) and the component equities for your Securities.

This product supplement relates only to the Securities and does not relate to any component equity or any component equity issuer.

Historical performance of any component equity should not be taken as an indication of the future performance of such component equity during the term of the Securities.

The historical performance of any component equity should not be taken as an indication of the future performance of such component equity. As a result, it is impossible to predict whether the closing price of any component equity will rise or fall. The closing price(s) of any component equity will be influenced by

Risk Factors

complex and interrelated political, economic, financial and other factors that can affect the respective component equity issuers and the market price(s) of such component equity.

Moreover, any reference portfolio (and any basket included within any such reference portfolio) to which any Securities may be linked is not a recognized market value and no actual historical performance data will be available. The applicable pricing supplement for any offering of Securities may include retrospective performance data for each of the relevant reference portfolios calculated by applying actual historical prices of the component equities on all dates prior to the trade date for such offering. Any such retrospective performance data is furnished for informational purposes only and is not an indication of future performance. The future performance of a reference portfolio may differ significantly from its retrospective performance.

An investment in the Securities may be subject to risks associated with non-U.S. securities markets or futures markets.

A reference portfolio may be comprised of one or more component equities that may be an ADS representing foreign stock or an ETF that invests in securities that are traded on non-U.S. markets. In addition, following certain corporate events affecting a component equity, or following delisting or termination of a component equity, such component equity may be substituted or replaced by a security issued by a non-U.S. company and quoted and traded in a foreign currency. An investment in securities linked directly or indirectly to the value of non-U.S. equity securities or non-U.S. exchange-traded futures contracts involves particular risks. Generally, non-U.S. securities and futures markets may be more volatile than U.S. securities and futures markets, and market developments may affect non-U.S. markets differently from U.S. securities and futures markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Similarly, regulations of the Commodity Futures Trading Commission generally do not apply to trading on non-U.S. exchanges, and trading on non-U.S. exchanges may involve different and greater risks than trading on United States exchanges. Securities and futures prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities and futures markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities or futures contracts and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Finally, it will likely be more costly and difficult to enforce the laws or regulations of a non-U.S. country or exchange.

We describe the possible substitution or replacement of a component equity with the security of a non-U.S. company following certain corporate events under “General Terms of the Securities – Antidilution Adjustments – Reorganization Events”. We describe the possible substitution or replacement of a component equity with the security of a non-U.S. company, including foreign stock represented by an ADS, following delisting or termination of such component equity under “General Terms of the Securities – Delisting or Suspension of Trading of an Underlying Stock”, “– Delisting, Discontinuance or Modification of an ETF” and “– Delisting of ADSs or Termination of ADS Facility”.

Risk Factors

Any component equity that is issued by a non-U.S. company and that is traded on a non-U.S. exchange will be specified in the applicable pricing supplement. In addition, we will provide disclosure in the case of a component equity that is an ETF whose assets include securities of non-U.S. companies that are traded on non-U.S. exchanges.

Fluctuations relating to exchange rates may affect the value of your investment.

Fluctuations in exchange rates may affect the value of your investment where: (1) a component equity is an ADS, which is quoted and traded in U.S. dollars, but represents a foreign stock that is quoted and traded in a foreign currency and that may trade differently from the ADS, or (2) a component equity is substituted or replaced by a security that is quoted and traded in a foreign currency. Such substitution or replacement of a component equity by a security issued by a non-U.S. company may occur following certain corporate events affecting such component equity (as described under “General Terms of the Securities — Antidilution Adjustments —  Reorganization Events” on page PS-33) or following delisting or termination of a component equity (as described under “General Terms of the Securities — Delisting or Suspension of Trading of an Underlying Stock” on page PS-36).

If a component equity is an ETF that invests in securities that are traded on non-U.S. markets, the trading price of the securities in which the ETF invests generally will reflect the U.S. dollar value of those securities. Therefore, holders of Securities based upon one or more ETFs that invest in non-U.S. markets will be exposed to currency exchange rate risk with respect to the currency in which such securities trade. An investor’s net exposure will depend on the extent to which the relevant non-U.S. currency strengthens or weakens against the U.S. dollar and the relative weight of each security in the ETF’s portfolio. If, taking into account such weighting, the dollar strengthens against the non-U.S. currency, the value of the securities in which an ETF invests will be adversely affected and the value of the Securities may decrease.

In recent years, the exchange rates between the U.S. dollar and some other currencies have been highly volatile, and this volatility may continue in the future. Risks relating to exchange rate fluctuations generally depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of the Securities. Changes in the exchange rate between the U.S. dollar and a foreign currency may affect the U.S. dollar equivalent of the price of a foreign stock on non-U.S. securities markets and, as a result, may affect the value of the Securities. As a consequence, such fluctuations could adversely affect an investment in the Securities if: (1) one or more component equities are ADS, which is quoted and traded in U.S. dollars, but represents a foreign stock that is quoted and traded in a foreign currency, (2) one or more component equities are substituted or replaced by a security issued by a non-U.S. company that is quoted and traded in a foreign currency or (3) one or more component equities are ETFs that invest in securities that are quoted and traded in a foreign currency.

In addition, foreign exchange rates can either be floating or fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these government actions could adversely affect an investment in the Securities if: (1) one or more component equities are ADS, which is quoted and traded in U.S. dollars, but represents a foreign stock that is quoted and traded in a foreign currency, (2) one or more component equities are substituted or replaced by a security issued by a

Risk Factors

non-U.S. company that is quoted and traded in a foreign currency or (3) one or more component equities are EFTs that invest in securities that are quoted and traded in a foreign currency.

We will not make any adjustment or change in the terms of the Securities in the event that applicable exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any relevant foreign currency. You will bear any such risks.

The value of the shares of an ETF may not completely track the value of the shares of the securities in which the ETF invests or the level of its respective underlying index.

If one or more component equities is an ETF, you should be aware that, although the trading characteristics and valuations of the ETF will usually mirror the characteristics and valuations of the shares of the securities in which that ETF invests, the value of the ETF may not completely track the value of the shares of the securities in which that ETF invests. The value of the ETF will reflect transaction costs and fees that the shares of the securities in which the ETF invests do not have.

In addition, an ETF may seek to provide investment results that, before fees and expenses, correspond generally to the price and yield performance of its respective underlying index (the “underlying index”). The correlation between the performance of an ETF and the performance of its underlying index may not be perfect. Although the performance of an ETF seeks to replicate the performance of its underlying index, the ETF may not invest in all the securities comprising such underlying index but rather may invest in a representative sample of securities comprising such underlying index. Also, an ETF may not fully replicate the performance of its underlying index due to the temporary unavailability of certain stocks comprising such underlying index. Furthermore, because an ETF is traded on a national securities exchange and is subject to the market supply and demand by investors, the market value of an ETF may differ from the net asset value per share of the ETF. Finally, the performance of an ETF will reflect transaction costs and fees that are not included in the calculation of its underlying index. As a result of the foregoing, the performance of an ETF may not exactly replicate the performance of its underlying index.

In addition, although shares of an ETF may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for the shares of an ETF or that there will be liquidity in the trading market. This lack of liquidity (if any) could cause the market price of the ETF to diverge from its net asset value.

If a component equity is an ADS, the value of such ADS may not completely track the price of the foreign stock represented by such ADS.

If one or more component equities are ADS, you should be aware that, although the trading characteristics and valuations of an ADS will usually mirror the characteristics and valuations of the foreign stock represented by such ADS, the value of an ADS that is serving as a component equity may not completely track the value of the foreign stock represented by such ADS. Active trading volume and efficient pricing for such foreign stock on the stock exchange(s) on which that foreign stock principally trades will usually, but not necessarily, indicate similar characteristics in respect of the ADS. In addition, the terms and conditions of depositary facilities may result in less liquidity or lower market value of the ADS than for the foreign stock. Since holders of an ADS may surrender the ADS to take delivery of and trade the foreign stock (a characteristic that allows investors in ADS to take advantage of price differentials between different markets), an illiquid market for the foreign stock generally will result in an illiquid market for the ADS representing such foreign stock.

Risk Factors

If any component equity is an ADS, the trading price of such ADS and the trading price of the Securities linked to such ADS will be affected by conditions in the markets where those ADSs principally trade.

Although the market price of an ADS that is serving as a component equity is not directly tied to the trading price of the foreign stock in the non-U.S. markets where such foreign stock principally trades, the trading price of an ADS is generally expected to track the U.S. dollar value of the currency of the country where the foreign stock principally trades and the trading price of such foreign stock on the stock exchange(s) where that foreign stock principally trades. This means that the trading value of any ADS that is serving as a component equity is expected to be affected by the exchange rates between the U.S. dollar and the currency of the country where the foreign stock principally trades and by factors affecting the stock exchange(s) where such foreign stock principally trades.

In some circumstances, a component equity may be replaced by securities issued by a different company.

If a component equity is common stock of a specific company, following certain corporate events relating to the respective component equity issuer where such issuer is not the surviving entity, the performance of the relevant component equity may be based on the common stock of a successor to that respective component equity issuer or any cash or any other assets distributed to holders of the applicable component equity in such corporate event, which may include securities issued by a non-U.S. company and quoted and traded in a foreign currency. If a component equity is common stock of a specific company and such company becomes subject to a merger, combination or consolidation with the Issuer of the Securities, the performance of the relevant component equity may be based on the common stock issued by another company. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the Securities. We describe the specific corporate events that may lead to these adjustments and the procedures for selecting distribution property in the section of this product supplement called “General Terms of the Securities —  Antidilution Adjustments — Reorganization Events”. The calculation agent will make any such adjustments in order to achieve an equitable result.

If a component equity is an ADS and such ADS is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act nor included in the OTC Bulletin Board Service operated by the Financial Industry Regulation Authority, Inc. (“FINRA”), or if the ADS facility between the foreign stock issuer and the ADS depositary is terminated for any reason, the performance of the relevant component equity will be based on the foreign stock represented by such ADS. Such delisting of an ADS or termination of the ADS facility and the consequent adjustments may materially and adversely affect the value of the Securities. We describe such delisting of the ADS or termination of the ADS facility and the consequent adjustments in the section of this product supplement called “General Terms of the Securities — Delisting of ADSs or Termination of ADS Facility”.

If either a common stock or an ETF that is serving as a component equity is delisted or trading of such component equity is suspended, the performance of the relevant component equity may be based on a security issued by another company or in the case of an ETF, a share of another exchange traded fund or a basket of securities, futures contracts, commodities or other assets, and not the original component equity. Such delisting or termination of a component equity and the consequent adjustments may materially and adversely affect the value of the Securities. We describe such delisting or termination of a component equity and the consequent adjustments in the sections of this product supplement called “General Terms of the Securities — Delisting or Suspension of Trading of an Underlying Stock” and “General Terms of the Securities — Delisting, Discontinuance or Modification of an ETF”.

Risk Factors

You have limited antidilution protection.

For certain events affecting a component equity, such as stock splits and stock dividends, and certain other corporate actions involving such component equity, the calculation agent for the Securities may adjust the starting price of such component equity. However, the calculation agent is not required to make an adjustment for every corporate event that can affect a component equity. For example, the calculation agent is not required to make any adjustments if the issuer of any component equity, or anyone else makes a partial tender offer or a partial exchange offer for that component equity. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Securities may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustment will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from, or that is in addition to, that described in this product supplement or the applicable pricing supplement as necessary to achieve an equitable result. You should refer to “General Terms of the Securities — Antidilution Adjustments” on page PS-29 and “General Terms of the Securities — Role of Calculation Agent” on page PS-41 for a description of the items that the calculation agent is responsible for determining.

HEDGING ACTIVITIES AND CONFLICTS OF INTEREST

Trading and other transactions by UBS or its affiliates in the component equities, futures, options, exchange traded funds or other derivative products based on the component equities may adversely affect the market value of such component equity, and therefore, the market value of the Securities and any amount payable at maturity.

As described below under “Use of Proceeds and Hedging” on page PS-42, UBS or its affiliates may hedge their obligations under the Securities by purchasing the component equities or underlying assets of an ETF, futures or options on the component equities or underlying assets of an ETF or other derivative instruments with returns linked or related to changes in the performance of the component equities, and they may adjust these hedges by, among other things, purchasing or selling the component equities or underlying assets of an ETF, futures, options, or other derivative instruments at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price(s) of the component equities and, therefore, the amount payable at maturity and the market value of the Securities. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines.

UBS or its affiliates may also engage in trading in the component equities or the underlying assets of an ETF and other investments relating to the component equities or the underlying assets of an ETF on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market prices of the component equities and, therefore, the amount payable at maturity and the market value of the Securities. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the component equities. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of the Securities.

UBS Securities LLC and other affiliates of UBS also currently intend to make a secondary market in the Securities. As market makers, trading of the Securities may cause UBS Securities LLC or other affiliates of UBS to be long or short the Securities in their inventory. The supply and demand for the Securities, including inventory positions of market makers, may affect the secondary market price for the Securities.

The business activities of UBS or its affiliates may create conflicts of interest.

As noted above, UBS and its affiliates expect to engage in trading activities related to the component equities that are not for the account of holders of the Securities or on their behalf. These trading activities

Risk Factors

may present a conflict between the holders’ interest in the Securities and the interests UBS and its affiliates will have in their proprietary accounts in facilitating transactions, including block trades and options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the prices of the component equities could be adverse to the interests of the holders of the Securities.

UBS and its affiliates may, at present or in the future, engage in business with a component equity issuer, including making loans to or providing advisory services to that company. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS or another affiliate of UBS and the interests of holders of the Securities as beneficial owners of the Securities. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the performance of the reference portfolios and, therefore, the amount payable at maturity and the market value of the Securities.

We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities. Any such research, opinions or recommendations could affect the prices of the component equities or the market value of the Securities.

UBS and its affiliates publish research from time to time on financial markets, commodities markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. UBS and its affiliates may have published research or other opinions that call into question the investment view implicit in your Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the component equities that comprise the reference portfolios to which the Securities are linked.

The calculation agent can postpone the determination of the portfolio returns, and therefore the maturity date, if a market disruption event occurs on the final valuation date.

The determination of the portfolio return may be postponed with respect to a reference portfolio if the calculation agent determines that a market disruption event has occurred or is continuing with respect to a component equity included within such reference portfolio or a basket included in such reference portfolio on the final valuation date. If such a postponement occurs, the calculation agent will use the closing price of the affected component equity on the first trading day on which no market disruption event occurs or is continuing with respect to such component equity. In no event, however, will the final valuation date be postponed by more than ten trading days. As a result, the maturity date for the Securities could also be postponed, although not by more than ten trading days.

If the determination of the portfolio return for a reference portfolio on the final valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing with respect to a component equity included within such reference portfolio on that day, that day will nevertheless be the date on which the ending price for such component equity will be determined by the calculation agent for purposes of determining the portfolio return for such reference portfolio. In such an event, the calculation agent will make an estimate of the relevant closing price that would have prevailed in the absence of the market disruption event. See “General Terms of the Securities — Market Disruption Event”.

There are potential conflicts of interest between you and the calculation agent.

Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount of the cash payment at maturity of the Securities. We may change the calculation agent after the original issue date of any Securities without notice. For a fuller description of

Risk Factors

the calculation agent’s role, see “General Terms of the Securities — Role of Calculation Agent”. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting a component equity has occurred or is continuing on the final valuation date. This determination may, in turn, depend on the calculation agent’s judgment as to whether the event has materially interfered with our ability or the ability of any of our affiliates to unwind hedge positions. See “Use of Proceeds and Hedging”. Since this determination by the calculation agent will affect the payment at maturity on the Securities, the calculation agent may have a conflict of interest if it needs to make any such decision.

One of our affiliates may serve as the depositary for an ADS that may constitute a component equity.

One of our affiliates may serve as the depositary for some foreign companies that issue ADS. If any component equity is an ADS and one of our affiliates serves as depositary for such ADS, the interests of our affiliate, in its capacity as depositary for the ADS, may be adverse to your interests as a holder of Securities.

RISKS RELATED TO TAXATION ISSUES

Significant aspects of the tax treatment of the Securities are uncertain.

Significant aspects of the tax treatment of the Securities are uncertain. We do not plan to request a ruling from the Internal Revenue Service regarding the tax treatment of the Securities, and the Internal Revenue Service or a court may not agree with the tax treatment described in this product supplement or the applicable pricing supplement. Please read carefully the section entitled “Supplemental U.S. Tax Considerations” on page PS-43 of this product supplement and the section “U.S. Tax Considerations” in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

In addition, the Internal Revenue Service has released a notice that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described under “Supplemental U.S. Tax Considerations” on page PS-43 unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Moreover, in 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

General Terms of the Securities

The following is a summary of general terms of the Securities. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in the applicable pricing supplement and in the accompanying prospectus. In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

In addition to the terms described elsewhere in this product supplement, the following general terms will apply to the Securities:

No Coupon

We will not pay you interest during the term of the Securities, unless otherwise specified in the applicable pricing supplement.

Denomination

Each Security will have a principal amount of $10.00, unless otherwise specified in the applicable pricing supplement. Your minimum investment is 100 Securities. Purchases in excess of the minimum amount may be made in integrals of one Security. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Securities.

The price per Security will be specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, the issue price for an offering of the Securities will include underwriting discounts and fees (collectively, the “upfront fee”). Therefore, the issue price will exceed the principal amount of the Securities by an amount equal to the upfront fee specified in the applicable pricing supplement. You will receive less than your initial investment in the Securities at maturity unless the payment (if any) you receive on your Securities is sufficient to offset the upfront fee included in the issue price for the Securities.

Payment at Maturity

At maturity, you will receive a cash payment per $10 principal amount of Securities you hold equal to your principal amount plus your principal amount multiplied by the portfolio return of the best performing reference portfolio, calculated as described below:

$10 + ($10 × Portfolio Return of Best Performing Reference Portfolio)

Accordingly, the Securities do not guarantee any return of principal at maturity. The Securities are fully exposed to any negative performance of the best performing reference portfolio. Specifically, you will lose 1% (or a fraction thereof) of your principal for each 1% (or a fraction thereof) that the portfolio return of the best performing reference portfolio is less than zero.

The “best performing reference portfolio” is the reference portfolio with the greatest portfolio return on the final valuation date.

For each reference portfolio, the “portfolio return” is the sum of the component returns for each portfolio component multiplied by their respective component weightings applicable to such reference portfolio.

For each portfolio component in a given reference portfolio, the “component weighting” is the percentage specified in the applicable pricing supplement.

General Terms of the Securities

For each portfolio component in a given reference portfolio, the “component return” is the difference between the starting price and ending price of such portfolio component expressed as a percentage of the starting price and calculated as follows:

Component Return =
Ending Price – Starting Price

Starting Price

The “starting price” is (i) with respect to a component equity, the closing price of such component equity on the trade date (as may be adjusted in the case of certain adjustment events as described under “ — Antidilution Adjustments”), and (ii) with respect to a basket, 100.

The “ending price” is (i) with respect to a component equity, the closing price of such component equity determined on the final valuation date, and (ii) with respect to a basket, the weighted performance of the component equities comprising such basket on the final valuation date.

Furthermore, in the case of reference portfolio comprised of one or more baskets, in the applicable pricing supplement (i) the term “allocation return” will refer to, with respect to a portfolio component, the difference between the starting price and ending price of such portfolio component, expressed as a percentage of the starting price and (ii) the term “component return” may be used to refer to, with respect to a component equity comprising a basket, the difference between the starting price and ending price of such component equity, expressed as a percentage of the starting price.

The trade date and the final valuation date will be specified in the applicable pricing supplement.

We may issue separate offerings of the Securities that are identical in all respects, except that each offering may be linked to the performance of the best performing of a different set of reference portfolios and will be subject to the particular terms of the respective Securities set forth in the applicable pricing supplement. Each offering of the Securities is a separate and distinct security and you may invest in one or more offerings of the Securities as set forth in the applicable pricing supplement. The performance of each offering of the Securities will depend solely upon the performance of the best performing reference portfolio to which such offering is linked and will not depend on the performance of any other offering of the Securities.

Maturity Date

The maturity date for your Securities will be the date specified in the applicable pricing supplement, unless that day is not a business day, in which case the maturity date will be the next following business day. If the calculation agent postpones the final valuation date with respect to any component equity, the maturity date will be postponed to maintain the same number of business days between the latest postponed final valuation date and the maturity date as existed prior to the postponement(s) of the final valuation date. The calculation agent may postpone the final valuation date for any component equity if a market disruption event occurs or is continuing with respect to such component equity on a day that would otherwise be a final valuation date. We describe market disruption events under “— Market Disruption Event” below.

A postponement of the maturity date for one offering of the Securities will not affect the maturity date for any other offering of the Securities.

Final Valuation Date

The final valuation date for your Securities will be the date specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event has occurred or is continuing on any such day with respect to any component equity. In that event, the final valuation date for the disrupted component equity will be the first following trading day on which the closing price of such component equity is determinable and on which the calculation agent determines that a market

General Terms of the Securities

disruption event has not occurred and is not continuing with respect to such component equity. In no event, however, will the final valuation date for your Securities be postponed by more than ten trading days with respect to any component equity.

A market disruption event for a particular component equity included in a reference portfolio as a portfolio component will not necessarily be a market disruption event for another component equity included in such reference portfolio. If, on the final valuation date, no market disruption event with respect to a particular component equity occurs or is continuing, then such final valuation date will not be postponed with respect to such component equity, irrespective of the occurrence of a market disruption event on such final valuation date with respect to one or more of the other component equities.

Furthermore, if a particular reference portfolio is comprised of one or more baskets, a market disruption event for a particular component equity included in any such basket will not necessarily be a market disruption event for another component equity included in such basket. If, on the final valuation date, no market disruption event with respect to a particular component equity included in a basket occurs or is continuing, then such final valuation date will not be postponed with respect to such component equity, irrespective of the occurrence of a market disruption event on such final valuation date with respect to one or more of the other component equities included in such basket.

A postponement of the final valuation date for one offering of the Securities will not affect the final valuation date for any other offering of the Securities.

Closing Price

The “closing price” for a component equity on any trading day means:

➢	if a component equity is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of NASDAQ, the official closing price), for such component equity during the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which the component equity is listed or admitted to trading; or
➢	if, following certain corporate events affecting the component equity or following delisting or termination of a component equity, such component equity is substituted or replaced by a security issued by a non-U.S. company and quoted and traded in a foreign currency, the official closing price for such non-U.S. security on the primary foreign exchange on which such non-U.S. security is listed (such closing price to be converted to U.S. dollars according to the conversion mechanism described below under “General Terms of the Securities — Antidilution Events — Reorganization Events” on page PS-33); or
➢	if a component equity is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service operated by FINRA, the last reported sale price during the principal trading session on the OTC Bulletin Board Service on such day; or
➢	otherwise, if none of the above circumstances is applicable, the mean, as determined by the calculation agent, of the bid prices for the component equity obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent.

Market Disruption Event

The determination of the portfolio return may be postponed with respect to a reference portfolio if the calculation agent determines that a market disruption event has occurred or is continuing with respect to a component equity included within such reference portfolio or basket included in such reference portfolio on the final valuation date. As described above, the final valuation date may be postponed with respect to any component equity, and thus the determination of the closing price of such component

General Terms of the Securities

equity with respect to such final valuation date may be postponed, if the calculation agent determines that, on the final valuation date, a market disruption event has occurred or is continuing with respect to such component equity. If such a postponement occurs, the calculation agent will determine such closing price for the disrupted component equity on the first trading day on which no market disruption event occurs or is continuing with respect to such component equity. Notwithstanding the occurrence of one or more of the events below, which may, as determined by the calculation agent, constitute a market disruption event, the calculation agent may waive its right to postpone the final valuation date, if it determines that one or more of the below events has not and is not likely to materially impair its ability to determine the closing price(s) of the affected component equities. In no event, however, will the final valuation date be postponed by more than ten trading days.

If the determination of a closing price of a component equity is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the closing price of such component equity with respect to the final valuation date will be determined by the calculation agent. In such an event, the calculation agent will make an estimate of the closing price that would have prevailed in the absence of the market disruption event.

A market disruption event for a particular component equity included in a reference portfolio as a portfolio component will not necessarily be a market disruption event for another component equity included in such reference portfolio. If, on the final valuation date, no market disruption event with respect to a particular component equity occurs or is continuing, then such final valuation date will not be postponed with respect to such component equity, irrespective of the occurrence of a market disruption event on such final valuation date with respect to one or more of the other component equities.

Furthermore, if a particular reference portfolio is comprised of one or more baskets, a market disruption event for a particular component equity included in any such basket will not necessarily be a market disruption event for another component equity included in such basket. If, on the final valuation date, no market disruption event with respect to a particular component equity included in a basket occurs or is continuing, then such final valuation date will not be postponed with respect to such component equity, irrespective of the occurrence of a market disruption event on such final valuation date with respect to one or more of the other component equities included in such basket.

Any of the following will be a market disruption event with respect to a particular component equity related to a particular offering of the Securities, in each case as determined by the calculation agent:

➢	a suspension, absence or material limitation of trading in such component equity in the primary market for such equity for more than two hours of trading or during the one-half hour before the close of trading in that market;
➢	a suspension, absence or material limitation of trading in option or futures contracts, if available, relating to such component equity or, if the component equity is an ETF, to the underlying index of the ETF or the securities, futures contracts, commodities or other assets constituting the assets of the ETF (“underlying assets”) in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market;
➢	if such component equity is an ETF, the occurrence or existence of a suspension, absence or material limitation of trading in the equity securities which then comprise 20% or more of the value of the underlying assets of the ETF on the primary exchanges for such securities for more than two hours of trading, or during the one-half hour before the close of trading of such exchanges; or
➢	in any other event, if the calculation agent determines that the event materially interferes with our ability or the ability of any of our affiliates to (1) unwind all or a material portion of a hedge with

General Terms of the Securities

respect to the Securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” or (2) effect trading in such component equity generally.

For the avoidance of doubt, for any offering of the Securities, a suspension, absence or material limitation of trading in option or futures contracts, if available, relating to a component equity or, if such component equity is an ETF, to the underlying assets of the ETF, in the primary market for those contracts by reason of any of:

➢	a price change exceeding limits set by that market,
➢	an imbalance of orders relating to those contracts, or
➢	a disparity in bid and ask quotes relating to those contracts,

will constitute a market disruption event relating to such component equity.

For this purpose, for any offering of the Securities, an “absence of trading” in option or futures contracts, if available, relating to a component equity or, if such component equity is an ETF, to the underlying assets of the ETF, in the primary market for those contracts will not include any time when that market is itself closed for trading under ordinary circumstances.

The following events will not be market disruption events:

➢	a limitation on the hours or numbers of days of trading in a component equity in the primary market for such equity, but only if the limitation results from an announced change in the regular business hours of the relevant market; or
➢	a decision to permanently discontinue trading in the option or futures contracts relating to a component equity or, if such component equity is an ETF, to the underlying assets of the ETF.

A market disruption event for a particular offering of the Securities will not necessarily be a market disruption event for any other offering of the Securities.

Antidilution Adjustments

For any offering of the Securities, the starting price for any component equity is subject to adjustments by the calculation agent as a result of the dilution and reorganization events described in this section. The adjustments described below do not cover all events that could affect the value of the Securities. We describe the risks relating to dilution above under “Risk Factors — You have limited antidilution protection” on page PS-22.

How Adjustments Will be Made

If one of the events described below occurs with respect to a component equity for an offering of the Securities and the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of such component equity, the calculation agent will calculate such corresponding adjustment or series of adjustments to either the relevant starting price as the calculation agent determines appropriate to account for that diluting or concentrative effect. For example, if a reference portfolio is comprised of one or more component equities and an adjustment is required because of a two-for-one stock split, with respect to one component equity included in such reference portfolio, then (i)the starting price for such component equity will be halved and (ii) no adjustment will otherwise be made with respect to the other unaffected component equities. On the other hand, if a reference portfolio is comprised of one or more baskets and an adjustment is required because of a two-for-one stock split with respect to one component equity included in one such basket, then (i) the starting price of such component equity will be halved, (ii) the calculation agent will determine the performance of the affected component equity and therefore, the performance of the relevant basket with reference to the starting price of such component equity as adjusted, and (iii) no adjustment will otherwise be made with respect

General Terms of the Securities

to the other unaffected component equities included in the basket or to the starting price of the relevant basket. The calculation agent will also determine the effective date(s) of any adjustment or series of adjustments it chooses to make and the replacement of any component equity, if applicable, in the event of a consolidation or merger of the issuer of the such component equity with another entity. Upon making any such adjustment, the calculation agent will give notice as soon as practicable to the trustee, stating the corresponding adjustments to the relevant starting price.

If more than one event requiring an adjustment occurs, the calculation agent will make an adjustment for each event in the order in which the events occur and on a cumulative basis. Thus, the calculation agent will adjust the relevant starting price for the first event, then adjust the relevant adjusted starting price for the second event, and so on for any subsequent events.

If an event requiring antidilution adjustments occurs, notwithstanding the description of the specific adjustments to be made, the calculation agent may make adjustments or a series of adjustments that differ from, or that are in addition to, those described in this product supplement with a view to offsetting, to the extent practical, any change in your economic position as a holder of the Securities that results solely from that event. The calculation agent may modify any terms as necessary to ensure an equitable result. The terms that may be so modified by the calculation agent include, but are not limited to, the starting price of any component equity. The calculation agent may make adjustments that differ from, or that are in addition to, those described in this product supplement if the calculation agent determines that any adjustments so described do not achieve an equitable result or otherwise. In determining whether or not any adjustment so described achieves an equitable result, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the affected component equity.

No such adjustments will be required unless such adjustments would result in a change of at least 0.1% in the relevant starting price. The starting price resulting from any adjustment will be rounded up or down, as appropriate, to the nearest cent, with one-half cent being rounded upward.

If your Securities are linked to an ADS, the term “dividend” used in this section will mean, unless we specify otherwise in the pricing supplement for your Securities, the dividend paid by the foreign stock issuer, net of any applicable foreign withholding or similar taxes that would be due on dividends paid to a U.S. person that claims and is entitled to a reduction in such taxes under an applicable income tax treaty, if available.

For purposes of the antidilution adjustments, if an ADS is serving as a component equity, the calculation agent will consider the effect of the relevant event on the holders of the ADS. For instance, if a holder of the ADS receives an extraordinary dividend, the provisions below would apply to the ADS. On the other hand, if a spin-off occurs, and the ADS represents both the spun-off security as well as the existing foreign stock, the calculation agent may determine not to effect antidilution adjustments. More particularly, if an ADS is serving as a component equity, no adjustment will be made (1) if holders of ADSs are not eligible to participate in any of the events requiring antidilution adjustments described below or (2) to the extent that the calculation agent determines that the foreign stock issuer or the depositary for the ADSs has adjusted the number of shares of foreign stock represented by each ADS so that the ADS price would not be affected by the corporate event in question.

If the foreign stock issuer or the depository for the ADSs, in the absence of any of the events described below, elects to adjust the number of shares of foreign stock represented by each ADS, then the calculation agent may make the necessary antidilution adjustments to reflect such change. The depository for the ADSs may also have the ability to make adjustments in respect of the ADS for share distributions, rights distributions, cash distributions and distributions other than shares, rights and cash. Upon any such adjustment by the depository, the calculation agent may adjust such terms and conditions of the Securities as the calculation agent determines appropriate to account for that event.

General Terms of the Securities

The calculation agent will make all determinations with respect to antidilution adjustments affecting a particular offering of the Securities, including any determination as to whether an event requiring adjustments has occurred (including whether an event has a diluting or concentrative effect on the theoretical value of the applicable component equity), as to the nature of the adjustments required and how they will be made or as to the value of any property distributed in a reorganization event with respect to those Securities. Upon your written request, the calculation agent will provide you with information about any adjustments it makes as the calculation agent determines is appropriate.

The following events are those that may require antidilution adjustments:

➢	a subdivision, consolidation or reclassification of a component equity or a free distribution or dividend of shares of a component equity to existing holders of such component equity by way of bonus, capitalization or similar issue;
➢	a distribution or dividend to existing holders of a component equity of:
➢	additional shares of such component equity as described under “ — Stock Dividends” below,
➢	other share capital or securities granting the right to payment of dividends and/or proceeds of liquidation of the respective component equity issuer equally or proportionately with such payments to holders of such component equity, or
➢	any other type of securities, rights or warrants in any case for payment (in cash or otherwise) at less than the prevailing market price as determined by the calculation agent;
➢	the declaration by the respective component equity issuer of an extraordinary or special dividend or other distribution, whether in cash or additional shares of a component equity or other assets;
➢	a repurchase by the respective component equity issuer of its equity, whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;
➢	if a component equity is common stock in a specific company (“underlying stock”), a consolidation of the respective component equity issuer with another company or merger of the respective component equity issuer with another company; and
➢	any other similar event that may have a diluting or concentrative effect on the theoretical value of a component equity.

The adjustments described below do not cover all events that could affect the value of the Securities. We describe the risks relating to dilution under “Risk Factors — You have limited antidilution protection” on page PS-22.

Stock Splits and Reverse Stock Splits

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth less as a result of a stock split. A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth more as a result of a reverse stock split.

If a component equity is subject to a stock split or a reverse stock split, then its starting price will be adjusted by dividing its prior starting price by the number of shares that a holder of one share of such component equity before the effective date of that stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

General Terms of the Securities

Stock Dividends or Distributions

In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share is worth less as a result of a stock dividend.

If a component equity is subject to a stock dividend payable in shares of such component equity, then its starting price will be adjusted by dividing its prior starting price by the sum of one and the number of additional shares issued in the stock dividend or distribution with respect to one share of such component equity.

It is not expected that antidilution adjustments will be made to any starting price in the case of stock dividends payable in shares of a component equity that are in lieu of ordinary cash dividends payable with respect to shares of such component equity.

Other Dividends or Distributions

None of any starting price for a particular component equity will be adjusted to reflect dividends or other distributions paid with respect to such component equity, other than:

➢	stock dividends described under “— Stock Dividends” above;
➢	issuances of transferable rights and warrants with respect to such component equity as described under “— Transferable Rights and Warrants” below;
➢	if such component equity is common stock in a specific company, distributions that are spin-off events described under “—Reorganization Events” beginning on page PS-33; and
➢	extraordinary cash dividends described below.

For any offering of the Securities, a dividend or other distribution with respect to a component equity will be deemed to be an extraordinary dividend if its per share value exceeds that of the immediately preceding non-extraordinary dividend, if any, for such component equity by an amount equal to at least 10% of the closing price of such component equity on the trading day before the ex-dividend date. The ex-dividend date for any dividend or other distribution is the first day on which such component equity trades without the right to receive that dividend or distribution.

If an extraordinary dividend, as described above, occurs with respect to a component equity and is payable in cash, its starting price will be adjusted by dividing the prior starting price by the ratio of the closing price of such component equity on the trading day before the ex-dividend date to the amount by which that closing price exceeds the extraordinary cash dividend amount.

The extraordinary cash dividend amount with respect to an extraordinary dividend for a component equity or component equity equals:

➢	for an extraordinary cash dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary cash dividend per share of such component equity minus the amount per share of such component equity of the immediately preceding dividend, if any, that was not an extraordinary dividend for such component equity; or
➢	for an extraordinary cash dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary cash dividend.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. A distribution payable to the holders of a component equity that is both an extraordinary dividend and payable in shares of such component equity, or an issuance of rights or warrants with respect to shares of a component equity that is also an extraordinary dividend, will

General Terms of the Securities

result in adjustments to the relevant starting price, as described under “— Stock Dividends” above or “— Transferable Rights and Warrants” below, as the case may be, and not as described here.

Transferable Rights and Warrants

If the respective component equity issuer of a component equity issues transferable rights or warrants to all holders of such component equity to subscribe for or purchase such component equity at an exercise price per share that is less than the closing price of such component equity on the trading day before the ex-dividend date for such issuance, then the relevant starting price will be adjusted by dividing the prior starting price by the ratio of:

➢	the number of shares of such component equity outstanding at the close of business on the day before that ex-dividend date plus the number of additional shares of such component equity offered for subscription or purchase under those transferable rights or warrants, to
➢	the number of shares of such component equity outstanding at the close of business on the day before that ex-dividend date plus the product of (1) the total number of additional shares of such component equity offered for subscription or purchase under the transferable rights or warrants and (2) the exercise price of those transferable rights or warrants divided by the closing price of such component equity on the trading day before that ex-dividend date.

Reorganization Events

If any component equity is common stock in a specific company (“underlying stock”), each of the following may be determined by the calculation agent to be a “reorganization event”:

(a) there occurs any reclassification or change of such underlying stock, including, without limitation, as a result of the issuance of tracking stock by the issuer of such underlying stock,

(b) the issuer of such underlying stock, or any surviving entity or subsequent surviving entity of such issuer (a “successor entity”), has been subject to a merger, combination or consolidation and is not the surviving entity,

(c) any statutory exchange of securities of the issuer of such underlying stock or any successor entity with another corporation occurs, other than pursuant to clause (b) above,

(d) the issuer of such underlying stock is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law,

(e) the issuer of such underlying stock issues to all of its shareholders stock securities of a company other than the issuer of the underlying stock, other than in a transaction described in clauses (b), (c) or (d) above (a “spin-off event”), or

(f) a tender or exchange offer or going-private transaction is commenced for all the outstanding shares of the issuer of such underlying stock and is consummated for all or substantially all of such shares (an event in clauses (a) through (f), a “reorganization event”).

If a reorganization event occurs with respect to an underlying stock, then the determination of the ending price of such underlying stock will be made by the calculation agent based upon the amount, type and value of property or properties — whether cash, securities, other property or a combination thereof — that a hypothetical holder of the number of shares of such underlying stock prior to the reorganization event would have been entitled to receive in, or as a result of, the reorganization event. We refer to this new property as the “distribution property”. Such distribution property may consist of securities issued by a non-U.S. company and quoted and traded in a foreign currency. No interest will accrue on any distribution property.

General Terms of the Securities

For the purpose of making an adjustment required by a reorganization event, the calculation agent will determine the value of each type of distribution property. For any distribution property consisting of a security (including a security issued by a non-U.S. company and quoted and traded in a foreign currency), the calculation agent will use the closing price of the security on the relevant date of determination. The calculation agent may value other types of property in any manner it determines to be appropriate. If a holder of the applicable underlying stock may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder of the applicable underlying stock that makes no election, as determined by the calculation agent.

If a reorganization event occurs with respect to an underlying stock and the calculation agent adjusts such underlying stock to consist of the distribution property as described above, the calculation agent will make further antidilution adjustments for any later events that affect the distribution property, or any component of the distribution property, constituting an adjusted underlying stock for that offering of the Securities. The calculation agent will do so to the same extent that it would make adjustments if the shares of the applicable underlying stock were outstanding and were affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of the distribution property, the required adjustment will be made with respect to that component, as if it alone were the underlying stock.

For example, if the respective issuer of an underlying stock merges into another company and each share of the underlying stock is converted into the right to receive two common shares of the surviving company and a specified amount of cash, that underlying stock will be adjusted to consist of two common shares of the surviving company and the specified amount of cash. The calculation agent will adjust the common share component of the adjusted underlying stock to reflect any later stock split or other event, including any later reorganization event, that affects the common shares of the surviving company, to the extent described in this section entitled “ — Antidilution Adjustments”, as if the common shares were issued by the respective issuer of the underlying stock. In that event, the cash component will not be adjusted but will continue to be a component of the underlying stock for that particular offering (with no interest adjustment).

The calculation agent will be solely responsible for determination and calculation of the distribution property if a reorganization event occurs and any amounts due at maturity of the Securities, including the determination of the cash value of any distribution property, if necessary.

If a reorganization event occurs, the distribution property (which may include securities issued by a non-U.S. company and quoted and traded in a foreign currency) distributed in, or as a result of, the event will be substituted for the applicable underlying stock as described above. Consequently, in this product supplement, references to an applicable underlying stock or component equity, where applicable, mean any distribution property that is distributed in a reorganization event and comprises an adjusted underlying stock for the particular offering of the Securities. Similarly, references to the respective issuer of the affected underlying stock or component equity include any surviving or successor entity in a reorganization event affecting that issuer.

If the distribution property consists of one or more securities issued by a non-U.S. company and quoted and traded in a foreign currency (the “non-U.S. securities”), then for all purposes, including the determination of the value of the distribution property (which may be affected by the closing price of the non-U.S. securities) on the final valuation date, the closing price of such non-U.S. securities as of the relevant date of determination will be converted to U.S. dollars using the applicable exchange rate as described below, unless otherwise specified in the applicable pricing supplement.

On any date of determination, the applicable exchange rate will be the WM/Reuters Closing spot rate of the local currency of such non-U.S. securities relative to the U.S. dollar as published by Thomson Reuters PLC (“Reuters”) on the relevant page for such rate, or Bloomberg page WMCO, in each case at

General Terms of the Securities

approximately 4:15 P.M., London time, for such date of determination. However, if such rate is not displayed on the relevant Reuters page or Bloomberg page WMCO on any date of determination, the applicable exchange rate on such day will equal the average (mean) of the bid quotations in New York City received by the calculation agent at approximately 3:00 P.M., New York City time, on such date of determination, from as many recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation), but not exceeding three, as will make such bid quotations available to the calculation agent for the purchase of the applicable foreign currency for U.S. dollars for settlement on the final valuation date in the aggregate amount of the applicable foreign currency payable to holders of the Securities. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the exchange rate.

If the Issuer becomes subject to a merger, combination or consolidation with the issuer of an underlying stock, or any successor entity (an “issuer merger event”), the calculation agent shall determine a substitute security (as defined below) to replace the underlying stock that is affected by any such issuer merger event (the “original underlying stock”) after the close of the principal trading session on the trading day that is on or immediately following the announcement date of such issuer merger event. The substitute security will be deemed to be the underlying stock and the starting price for such substitute security will be set equal to the closing price of the substitute security on the trading day immediately following the announcement date of the issuer merger event multiplied by the starting price of the original underlying stock and divided by the closing price of the original underlying stock on the trading day immediately prior to the announcement date of such issuer merger event. If the substitute security is issued by a non-U.S. company and quoted and traded in a foreign currency, then for all purposes, the closing price of the substitute security on any trading day will be converted to U.S. dollars using the applicable exchange rate as described above.

Upon the occurrence of an issuer merger event, if the calculation agent determines that no substitute security comparable to the original underlying stock exists, then the calculation agent will deem the closing price of the original underlying stock on the trading day immediately prior to the announcement date of the issuer merger event to be the closing price of the underlying stock on each remaining trading day to, and including, the final valuation date.

If an ADS is serving as a component equity and the foreign stock represented by such ADS is subject to a reorganization event as described above, no adjustments described in this section will be made (1) if holders of ADSs are not eligible to participate in such reorganization event or (2) to the extent that the calculation agent determines that the foreign stock issuer or the depositary for the ADSs has made adjustments to account for the effects of such reorganization event. However, if holders of ADSs are eligible to participate in such reorganization event and the calculation agent determines that the foreign stock issuer or the depositary for the ADSs has not made adjustments to account for the effects of such reorganization event, the calculation agent may make any necessary adjustments to account for the effects of such reorganization event.

If a reference portfolio is comprised of one or more component equities and two or more component equity issuers of component equities included in such reference portfolio are subject to a merger, combination or consolidation with each other, irrespective of the foregoing, the distribution property that results from such merger, combination or consolidation will replace all of the affected component equities (with no adjustment to any component equities not affected by the merger, combination or consolidation). No further adjustments will be made to the composition of the relevant reference portfolio and no replacement component equity will be added to such reference portfolio. The calculation agent will, as soon as reasonably practicable after it becomes aware of such event, determine whether such merger, combination or consolidation has a diluting or concentrative effect on the theoretical value of the affected component equities, and, if so, will make the corresponding

General Terms of the Securities

adjustment(s), if any, to any relevant starting prices, and any other relevant term, as the calculation agent determines appropriate to account for that diluting or concentrative effect.

If a reference portfolio is comprised of one or more baskets and two or more component equity issuers of component equities included in one such basket are subject to a merger, combination or consolidation with each other, irrespective of the foregoing, the distribution property that results from such merger, combination or consolidation will replace all of the affected component equities (with no adjustment to any component equities not affected by the merger, combination or consolidation). No further adjustments will be made to the composition of the relevant basket and no replacement component equity will be added to such basket. The calculation agent will, as soon as reasonably practicable after it becomes aware of such event, determine whether such merger, combination or consolidation has a diluting or concentrative effect on the theoretical value of the affected component equities, and, if so, will make the corresponding adjustment(s), if any, to any starting price of the affected component equities, and any other relevant term, as the calculation agent determines appropriate to account for that diluting or concentrative effect.

Delisting or Suspension of Trading of an Underlying Stock

If an underlying stock serving as a component equity is delisted or trading of the underlying stock is suspended on the primary exchange for such underlying stock, and such underlying stock is immediately re-listed or approved for trading on a successor exchange which is the New York Stock Exchange, the NYSE Amex Equities, the NASDAQ Global Select Market, the NASDAQ Global Market or a successor in interest (a “successor exchange”), then such underlying stock will continue to be deemed a component equity.

If an underlying stock serving as a component equity is delisted or trading of such underlying stock is suspended on the primary exchange for such underlying stock, and is not immediately re-listed or approved for trading on a successor exchange, then the calculation agent may select a substitute security. A “substitute security” will be the common stock or ADS, which is listed or approved for trading on a major U.S. exchange or market, of a company then included in the same primary industry classification as the issuer of the applicable underlying stock as published on the Bloomberg Professional® service page <Ticker> <Equity> RV <GO> or any successor thereto that (i) satisfies all regulatory standards applicable to equity-linked securities at the time of such selection, (ii) is not subject to a hedging restriction and (iii) is the most comparable to the issuer of the applicable underlying stock as determined by the calculation agent based upon various criteria including but not limited to market capitalization, stock price volatility and dividend yield (the “substitute selection criteria”). A company is subject to a “hedging restriction” if UBS AG or any of its affiliates is subject to a trading restriction under the trading restriction policies of UBS AG or any of its affiliates that would materially limit the ability of UBS AG or any of its affiliates to hedge the Securities with respect to the common stock or ADSs of such company. If there is no issuer with the same primary industry classification as the issuer of the applicable underlying stock that meets the requirements described above, the calculation agent may select a substitute security that is a common stock or ADS then listed or approved for trading on a major U.S. exchange or market (subject to the same absence of hedging restriction requirement and substitute selection criteria), from the following categories: first, issuers with the same primary “Sub-Industry” classification as the issuer of the applicable underlying stock; second, issuers with the same primary “Industry” classification as the issuer of the applicable underlying stock; and third, issuers with the same primary “Industry Group” classification as the issuer of the applicable underlying stock. “Sub-Industry,” “Industry” and “Industry Group” have the meanings assigned by Standard & Poor’s, a subsidiary of the McGraw-Hill Companies, Inc., or any successor thereto for assigning Global Industry Classification Standard (“GICS”) Codes. If the GICS Code system of classification is altered or abandoned, the calculation agent may select an alternate classification system and implement similar procedures. The substitute security will be deemed to be the relevant component equity and the calculation agent will determine the starting price of such component

General Terms of the Securities

equity by reference to the substitute security. If the substitute security is issued by a non-U.S. company and quoted and traded in a foreign currency, then for all purposes, including the determination of the ending price of such component equity, the closing price of the substitute security on any date of determination will be converted to U.S. dollars using the applicable exchange rate as described below.

On any date of determination, the applicable exchange rate will be the WM/Reuters Closing spot rate of the local currency of such substitute security relative to the U.S. dollar as published by Reuters on the relevant page for such rate, or Bloomberg page WMCO, in each case at approximately 4:15 P.M., London time, for such date of determination. However, if such rate is not displayed on the relevant Reuters page or Bloomberg page WMCO on any date of determination, the applicable exchange rate on such day will equal the average (mean) of the bid quotations in New York City received by the calculation agent at approximately 3:00 P.M., New York City time, on such date of determination, from as many recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation), but not exceeding three, as will make such bid quotations available to the calculation agent for the purchase of the applicable foreign currency for U.S. dollars for settlement on the final valuation date in the aggregate amount of the applicable foreign currency payable to holders of the Securities. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the exchange rate.

If the applicable underlying stock is delisted or trading of the applicable underlying stock is suspended and the calculation agent determines that no substitute security comparable to the applicable underlying stock exists, then the calculation agent will deem the closing price of the applicable underlying stock on the trading day immediately prior to its delisting or suspension to be the closing price of the applicable underlying stock on each remaining trading day to, and including, the final valuation date.

Delisting of ADSs or Termination of ADS Facility

If an ADS serving as a component equity is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act nor included in the OTC Bulletin Board Service operated by FINRA, or if the ADS facility between the issuer of the foreign stock and the ADS depositary is terminated for any reason, then, on and after the date such ADS is no longer so listed or admitted to trading or the date of such termination, as applicable (the “change date”), the foreign stock will be deemed to be the relevant component equity and the calculation agent will determine the relevant starting price by reference to such foreign stock. To the extent that the foreign stock substituted for the original component equity represents more than or less than one share of such foreign stock, the calculation agent may modify any terms as necessary to ensure an equitable result including, but not limited to, the starting price of such component equity. On and after the change date, for all purposes, including the determination of the ending price of such component equity, the closing price of the foreign stock will be converted to U.S. dollars using the applicable exchange rate as described below.

On any date of determination, the applicable exchange rate will be the WM/Reuters Closing spot rate of the local currency of the foreign stock relative to the U.S. dollar as published by Reuters on the relevant page for such rate, or Bloomberg page WMCO, in each case at approximately 4:15 P.M., London time, for such date of determination. However, if such rate is not displayed on the relevant Reuters page or Bloomberg page WMCO on any date of determination, the applicable exchange rate on such day will equal the average (mean) of the bid quotations in New York City received by the calculation agent at approximately 3:00 P.M., New York City time, on such date of determination, from as many recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation), but not exceeding three, as will make such bid quotations available to the calculation agent for the purchase of the applicable foreign currency for U.S. dollars for settlement on the final valuation date in the aggregate amount of the applicable foreign currency payable to holders of the

General Terms of the Securities

Securities. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the exchange rate.

Delisting, Discontinuance or Modification of an ETF

If an ETF serving as a component equity (“original ETF”) is delisted or trading of such ETF is suspended on the primary exchange for such ETF, and such ETF is immediately re-listed or approved for trading on a successor exchange, then such ETF will continue to be deemed such component equity.

If an ETF serving as a component equity is delisted or trading of such ETF is suspended on the primary exchange for such ETF, and such ETF is not immediately re-listed or approved for trading on a successor exchange, then the calculation agent may select a substitute ETF. A “substitute ETF” will be the share of the exchange traded fund, which is listed or approved for trading on a major U.S. exchange or market, whose exchange traded fund (i) satisfies all regulatory standards applicable to equity-linked securities at the time of such selection, (ii) has the same underlying index as the original ETF or the underlying assets of the original ETF and (iii) is the most comparable to the original ETF as determined by the calculation agent based upon various criteria including but not limited to market capitalization, price volatility and dividend yield (the “substitute selection criteria”). The substitute ETF will be deemed to be the relevant component equity and the calculation agent will determine the starting price of such component equity by reference to the substitute ETF.

If the calculation agent determines that no substitute ETF comparable to the original ETF exists, then the calculation agent may determine the closing price of the original ETF by reference to a basket comprised of (i) the underlying assets of the original ETF or (ii) other securities, futures contracts, commodities or other assets comparable to the underlying assets of the original ETF based upon the substitute selection criteria, in each case as determined by the calculation agent (a “replacement basket”). The replacement basket will be deemed to be the relevant component equity and the calculation agent will determine the starting price of such component equity by reference to the replacement basket.

If the calculation agent determines that no substitute ETF or replacement basket comparable to the original ETF exists, then the calculation agent will deem the closing price of the original ETF on the trading day immediately prior to its delisting or suspension to be the closing price of the original ETF on each remaining trading day to, and including, the final valuation date.

If at any time the underlying index or the underlying assets of an ETF serving as a component equity are changed in a material respect, or if such ETF in any other way is modified so that the price of its shares do not, in the opinion of the calculation agent, fairly represent the price of the shares of the ETF had those changes or modifications not been made, then, from and after that time, the calculation agent will make those calculations and adjustments as may be necessary in order to arrive at a price of the shares of an ETF comparable to the ETF serving as a component equity, as if those changes or modifications had not been made, and determine the closing prices by reference to the price of the shares of the ETF, as adjusted. Accordingly, if the ETF is modified in a way that the price of its shares is a fraction of what it would have been if it had not been modified, then the calculation agent will adjust the price in order to arrive at a price of the shares of the ETF as if it had not been modified. The calculation agent also may determine that no adjustment is required by the modification of the method of calculation.

Redemption Price Upon Optional Tax Redemption

We have the right to redeem your Securities in the circumstances described under “Description of Debt Securities We May Offer — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right with respect to your Securities, the redemption price of the Securities will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

General Terms of the Securities

Default Amount on Acceleration

If an event of default occurs and the maturity of your Securities is accelerated, we will pay the default amount in respect of the principal of your Securities at maturity. We describe the default amount below under “ — Default Amount”.

For the purpose of determining whether the holders of our Series A Medium-Term Notes, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Securities as the outstanding principal amount of that Securities. Although the terms of the Securities may differ from those of the other Series A Medium-Term Notes, holders of specified percentages in principal amount of all Series A Medium-Term Notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A Medium-Term Notes, including the Securities. This action may involve changing some of the terms that apply to the Series A Medium-Term Notes, accelerating the maturity of the Series A Medium-Term Notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “Description of Debt Securities We May Offer — Modification and Waiver of Covenants”.

Default Amount

The default amount for your Securities on any day will be an amount, in U.S. Dollars for the principal of your Securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all of our payment and other obligations with respect to your Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to your Securities. That cost will equal:

➢	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking; plus
➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of your Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for your Securities, which we describe below, the holders of your Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

➢	no quotation of the kind referred to above is obtained; or
➢	every quotation of that kind obtained is objected to within five business days after the due date as described above.

General Terms of the Securities

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business days objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the Securities.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➢	A-1 or higher by Standard & Poor’s, a subsidiary of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency; or
➢	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Manner of Payment and Delivery

Any payment on or delivery of your Securities at maturity will be made to accounts designated by you or the holder of your Securities and approved by us, or at the office of the trustee in New York City, but only when your Securities are surrendered to the trustee at that office. We may also make any payment or delivery in accordance with the applicable procedures of the depositary.

Trading Day

A “trading day” is a business day, as determined by the calculation agent, on which trading is generally conducted on the NYSE, NYSE Arca, NASDAQ, the Chicago Mercantile Exchange, the Chicago Board Options Exchange and in the over-the-counter market for equity securities in the United States or, with respect to a security issued by a foreign issuer that is not listed or admitted to trading on a U.S. securities exchange or market, a day, as determined by the calculation agent, on which trading is generally conducted on the primary non-U.S. securities exchange or market on which such security is listed or admitted to trading.

Business Day

When we refer to a business day with respect to your Securities, we mean any day that is a business day of the kind described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the accompanying prospectus.

Modified Business Day

When we refer to a modified business day with respect to your Securities, we mean any day that is a modified business day of the kind described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the attached prospectus. As described in the prospectus, any payment on your Securities that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under “ — Maturity Date” and “ — Final Valuation Date” above.

General Terms of the Securities

Role of Calculation Agent

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of your Securities without notice. The calculation agent will make all determinations regarding the Securities, including without limitation, any payment on your Securities at maturity, market disruption events, antidilution adjustments, business days, trading days, the default amount, the determination of the best performing reference portfolio, the portfolio returns, the component returns, starting prices, ending prices and the amount payable in respect of your Securities, in its sole discretion. All determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

Booking Branch

The booking branch of UBS AG will be specified in the applicable pricing supplement.

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Securities for the purposes we describe in the accompanying prospectus under “Use of Proceeds”. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of each Securities, we or our affiliates expect to enter into hedging transactions involving purchases of the component equities, the underlying assets of an ETF, listed and/or over-the-counter options, futures or exchange-traded funds on the component equities or the underlying assets of an ETF prior to and/or on the applicable trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. Consequently, with regard to your Securities, from time to time, we or our affiliates may:

➢	acquire or dispose of long or short positions on the component equities or the underlying assets of an ETF;
➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the prices of the component equities or the underlying assets of an ETF; or
➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures or exchange-traded funds or other instruments based on indices designed to track the performance of any components of the U.S. or foreign equity markets; or
➢	any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge position relating to the Securities on or before the final valuation date for your Securities. That step may involve (i) sales or purchases of the component equities or the underlying assets of an ETF, (ii) listed or over-the-counter options, futures, exchange-traded funds or other instruments on the component equities or the underlying assets of an ETF or (iii) listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of the component equities or markets relating to the component equities.

The hedging activity discussed above may adversely affect the market value of your Securities from time to time and the payment at maturity of your Securities. See “Risk Factors” beginning on page PS-14 of this product supplement for a discussion of these adverse effects.

Supplemental U.S. Tax Considerations

The following is a general description of certain United States federal tax considerations relating to the Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of the Securities should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Securities and receiving payments of principal and/or other amounts under the Securities. This summary is based upon the law as in effect on the date of this product supplement and is subject to any change in law that may take effect after such date.

The discussion below supplements the discussion under “U.S. Tax Considerations” in the attached prospectus. This discussion applies to you only if you are the original investor in the Securities and you hold your Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities,
➢	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,
➢	a bank,
➢	a life insurance company,
➢	a regulated investment company;
➢	a tax-exempt organization,
➢	a person that owns Securities as part of a straddle or a hedging or conversion transaction for tax purposes, or
➢	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Except as otherwise noted under “Non-United States Holders” below, this discussion is only applicable to you if you are a United States holder. You are a United States holder if you are a beneficial owner of a Securities and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If a partnership holds the Securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED

Supplemental U.S. Tax Considerations

TO THE REQUIRED TAX TREATMENT OF YOUR SECURITIES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR SECURITIES.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your Securities as a pre-paid derivative contract with respect to the best performing reference portfolio and the terms of the Securities require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization. If the Securities are so treated, you should generally not accrue any income with respect to the reference portfolios during the term of the Securities and, subject to the discussion below of the “constructive ownership” rules and “PFICs”, and you should generally recognize capital gain or loss upon the sale, exchange or maturity of your Securities in an amount equal to the difference between the amount realized at such time and your tax basis in the Securities. In general, your tax basis in your Securities will be equal to the price you paid for them (including the upfront fee). Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

If a security references an underlying equity that is treated as, or an underlying basket of equities that includes equities that are treated as, a“real estate investment trust” ("REIT"), a partnership, a“passive foreign investment company” ("PFIC"), a “regulated investment company” such as an ETF, or otherwise as a“pass-thru entity” for purposes of section 1260 of the Code, the Internal Revenue Service may assert that the“constructive ownership transaction” rules of section 1260 of the Code apply. Under the “constructive ownership” rules, if an investment in the securities is treated as a “constructive ownership transaction,” any long-term capital gain recognized by a U.S. holder in respect of certain securities will be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Code) of the U.S. holder (the “Excess Gain”). In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the sale, exchange or maturity of the security (assuming such income accrued such that the amount in each successor year is equal to the income in the prior year increased at a constant rate equal to the applicable federal rate as of the date of sale, exchange or maturity of the security). Although not entirely clear, an investment in Securities that are linked to a reference portfolio that includes shares of an ETF, PFIC or other pass thru entity or to an underlying basket that contains shares of an ETF, PFIC or other pass thru entity may be treated as a “constructive ownership transaction”. If your Securities were subject to the constructive ownership rules, then any Excess Gain as described above would be recharacterized as ordinary income (and subject to an interest charge). Because the Securities will only reflect the appreciation in the value of the equity components of the best performing reference portfolio themselves and will not participate economically in any short-term capital gains or ordinary income that would be recognized by holders of interests in such equity components, it is likely that the Excess Gain amount will be equal to zero, and that the application of the constructive ownership rules accordingly are not likely to have any adverse effects to you. Because the application of the constructive ownership rules is unclear, however, you are strongly urged to consult your tax adviser with respect to the possible application of the constructive ownership rules to your investment in the Securities.

In general, if a U.S. taxpayer holds an interests in a PFIC, such U.S. taxpayer is required to report any gain on disposition of an interest in such PFIC as ordinary income, rather than as capital gain, and the taxpayer is subject to tax on such gain in the year such gain is recognized at the highest ordinary income tax rate and liable for a non-deductible interest charge at the federal underpayment rate as if the gain had been earned ratably over each day in such taxpayer’s holding period and such tax liabilities had been due with respect to each prior year in the taxpayer’s holding periods. In the event that the Securities

Supplemental U.S. Tax Considerations

references any reference portfolio that contains shares of a PFIC, the application of the PFIC rules to the Securities would be unclear, and it is possible that U.S. holders of Securities could be subject to the PFIC rules to the extent that the Securities directly or indirectly references shares in one or more PFICs. Accordingly, you should consult your tax advisor regarding the potential application of the PFIC rules to an investment in Securities.

Alternative Treatments.  Because of the absence of authority regarding the appropriate tax characterization of your Securities, it is possible that the Internal Revenue Service could seek to characterize your Securities in a manner that results in tax consequences to you that are different from those described above. The Internal Revenue Service has released a notice that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Moreover, in 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

If the Securities have a term greater than one year, it is possible that the Securities could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If the Securities are so treated, you would be required to accrue interest income over the term of your Securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Securities. You would recognize gain or loss upon the sale or maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Securities. In general, your adjusted basis in your Securities would be equal to the amount you paid for your Securities, increased by the amount of interest you previously accrued with respect to your Securities. Any gain you recognize upon the sale, redemption or maturity of your Securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Securities, and thereafter, would be capital loss.

Similarly, if the Securities have a term of one year or less, it is possible that the Securities could be treated as a debt instrument subject to the special rules for short-term debt instruments. You should consult your tax advisor as to the tax consequences of such characterization.

The Internal Revenue Service could also possibly assert that (i) you should be treated as owning the components of the reference portfolios, (ii) you should be required to recognize taxable gain upon a rollover or rebalancing, if any, of the components of the reference portfolios, (iii) any gain or loss that

Supplemental U.S. Tax Considerations

you recognize upon the exchange or maturity of the Securities should be treated as ordinary gain or loss, (iv) you should be required to accrue interest income over the term of your Securities or (v) you should be required to include in ordinary income an amount equal to any increase in the reference portfolios that is attributable to ordinary income that is realized in respect of the components of the reference portfolios, such as interest, dividends or net-rental income. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your Securities for U.S. federal income tax purposes.

It is possible that the IRS may assert that the upfront fee should not be includable in the tax basis of your Securities, but should be treated as an investment expense, which for individuals would be deductible only as a miscellaneous itemized deduction. Miscellaneous itemized deductions are generally deductible only to the extent that the aggregate of such deductions exceed 2% of the taxpayer’s adjusted gross income, and are not deductible in determining alternative minimum tax.

Treasury Regulations Requiring Disclosure of Reportable Transactions.  Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on Internal Revenue Service Form 8886. An investment in the Securities or a sale of the Securities should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Securities or a sale of the Securities to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Securities.

Backup Withholding and Information Reporting.  If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

➢	payments of principal and interest on a Securities within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and
➢	the payment of the proceeds from the sale of a Securities effected at a United States office of a broker.

Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

➢	fails to provide an accurate taxpayer identification number,
➢	is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or
➢	in certain circumstances, fails to comply with applicable certification requirements.

Payment of the proceeds from the sale of a Securities effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a Securities that is effected at a foreign office of a broker will generally be subject to information reporting and backup withholding if:

➢	the proceeds are transferred to an account maintained by you in the United States,
➢	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or
➢	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations.

In addition, a sale of a Securities effected at a foreign office of a broker will generally be subject to information reporting if the broker is:

Supplemental U.S. Tax Considerations

➢	a United States person,
➢	a controlled foreign corporation for United States tax purposes,
➢	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or
➢	a foreign partnership, if at any time during its tax year:
➢	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or
➢	such foreign partnership is engaged in the conduct of a United States trade or business.

Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

Recent Legislation.

Beginning in 2013, U.S. holders that are individuals, estates, and certain trusts will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any gain realized with respect to the Securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. U.S. holders should consult their advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Under recently enacted legislation, effective for taxable years beginning after March 18, 2010, individuals (and to the extent provided in future regulations, entities) that own “specified foreign financial assets” may be required to file information with respect to such assets with their income tax returns, especially if such assets are held outside the custody of a U.S. financial institution. “Specified foreign financial assets” include stocks or other securities issued by foreign persons and any other financial instrument or contract that has an issuer or counterparty that is not a U.S. person. Individuals that fail to provide such information are subject to a penalty of $10,000 for the taxable year. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the Securities.

Non-United States Holders.  If you are not a United States holder, you will generally not be subject to United States withholding tax with respect to payments on your Securities but you may be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities unless you comply with certain certification and identification requirements as to your foreign status.

ERISA Considerations

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “disqualified person” (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code (“Plan”). The purchase of the Securities by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code (“Fiduciary”) would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Securities by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Securities on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. The U.S. Department of labor has issued five prohibited transaction class exemptions (“The PTCEs”) that may provide exemptive relief for prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for transactions determined by independent qualified professional asset managers), 90-1 (for insurance company pooled separate accounts), 91-38 (for bank collective investment funds), 95-60 (for insurance company general accounts) and 96-23 (for transactions managed by in-house asset managers). Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code also provide an exemption for the purchase and sale of securities where neither UBS nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). Upon purchasing the Securities, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Securities is eligible for relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, the service provider exemption or another applicable exemption. The discussion above supplements the discussion under “Benefit Plan Investor Considerations” in the accompanying prospectus.

Supplemental Plan of Distribution (Conflicts of Interest)

Unless otherwise specified in the applicable pricing supplement, with respect to each Securities to be issued, UBS has agreed to sell to UBS Securities LLC and/or UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc. (as the case may be) have agreed to purchase from UBS, the aggregate principal amount of the Securities specified on the front cover of the applicable pricing supplement. UBS Securities LLC and/or UBS Financial Services Inc. intend to resell the offered Securities at the original issue price to public applicable to the offered Securities to be resold. UBS Securities LLC may resell the Securities to securities dealers (the “Dealers”) at a discount from the original issue price applicable to the offered Securities of up to the full upfront fee set forth on the front cover of the applicable pricing supplement. In some cases, the Dealers may resell the Securities to other securities dealers who resell to investors and pay those other securities dealers all or part of the discount or commission they receive from UBS Securities LLC. In the future, we or our affiliates may repurchase and resell the offered Securities in market-making transactions. As described in more detail under “Use of Proceeds and Hedging” on page PS-42, we or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities. UBS and/or its affiliates may earn additional income as a result of payments pursuant to these swap or related hedge transactions. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

UBS may use this product supplement and accompanying prospectus in the initial sale of any Securities. In addition, UBS, UBS Securities LLC, or any other affiliate of UBS may use this product supplement and accompanying prospectus in a market-making transaction for any Securities after their initial sale. In connection with any Securities offering, UBS, UBS Securities LLC, UBS Financial Services Inc., and any other affiliate of UBS or any other securities dealers may distribute this product supplement and accompanying prospectus electronically. Unless stated otherwise in the applicable confirmation of sale delivered by UBS or its agent, this product supplement and accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, will have a “conflict of interest” in an offering of the Securities within the meaning of NASD Rule 2720. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from any public offering of the Securities, thus creating an additional conflict of interest within the meaning of NASD Rule 2720. Consequently, each offering will be conducted in compliance with the provisions of Rule 2720. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell the Securities in an offering to an account over which it exercises discretionary authority without the prior specific written approval of the accountholder.